UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

THOMAS PROPERTIES GROUP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 30, 2007

Dear Stockholder:

You are cordially invited to attend the 2007 annual meeting of stockholders of Thomas Properties Group, Inc., which will be held on Wednesday, May 30, 2007, at 10:00 a.m. local time, at the California Club, 538 Flower Street, Los Angeles, California. We look forward to greeting our stockholders able to attend.

This document includes the notice of the annual meeting and the proxy statement. The proxy statement describes the business to be conducted at the annual meeting and provides other information concerning our company of which you should be aware when you vote your shares, whether in person or by proxy.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. As a stockholder of record, you can vote your shares by marking your votes on the enclosed proxy card. Please sign, date and mail the proxy card in the enclosed envelope. If you decide to attend the annual meeting and vote in person, you may withdraw your proxy if you so desire.

On behalf of the Board of Directors and the employees of Thomas Properties Group, Inc., I would like to express my appreciation for your continued interest in the affairs of our company.

Sincerely,

James A. Thomas

Chairman of the Board of Directors,

President and Chief Executive Officer

515 South Flower Street, Sixth Floor

Los Angeles, CA 90071

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS TO BE HELD

ON MAY 30, 2007

To The Stockholders of Thomas Properties Group, Inc.:

Notice is hereby given that the annual meeting of stockholders of Thomas Properties Group, Inc. (the “Company”) will be held on Wednesday, May 30, 2007, at 10:00 a.m. local time, at the California Club, 538 Flower Street, Los Angeles, California, for the following purposes:

1.	To elect all seven director-nominees to the Board of Directors each for a one-year term expiring at the close of the Company’s annual meeting of stockholders in 2008.

2.	To adopt certain amendments to our 2004 Equity Incentive Plan to increase by 350,000 the number of shares of common stock reserved for future issuance under the plan, to eliminate the restrictions on the aggregate number of shares that may be issued or transferred with respect to specified awards granted under the Plan, and to remove the mandatory two-year vesting requirement for grants of restricted shares.

3.	To ratify the audit committee’s appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2007.

4.	To consider and act on such other business as may properly come before the meeting or any adjournments or postponements thereof.

The annual meeting may be postponed or adjourned from time to time without any notice other than announcement at the meeting, and any and all business for which notice is hereby given may be transacted at any such postponed or adjourned meeting.

The Board of Directors of the Company has fixed the close of business on April 23, 2007 as the record date for determination of stockholders entitled to notice of and to vote at the meeting.

A list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder, for any purpose concerning the meeting, during ordinary business hours at the Company’s principal executive offices, 515 South Flower Street, Sixth Floor, Los Angeles, CA 90071, during the ten days preceding the meeting.

Stockholders are requested to complete and sign the enclosed proxy solicited by the Board of Directors, and promptly return it in the accompanying envelope, whether or not they plan to attend the annual meeting. You may revoke your proxy at any time prior to its exercise at the annual meeting by following the instructions in the accompanying proxy statement.

By Order of the Board of Directors,

Diana M. Laing

Chief Financial Officer and Secretary

Los Angeles, California

April 30, 2007

515 South Flower Street, Sixth Floor

Los Angeles, CA 90071

PROXY STATEMENT

This proxy statement contains information related to the annual meeting of the stockholders of Thomas Properties Group, Inc. (the “Company”) to be held on Wednesday, May 30, 2007, beginning at 10:00 a.m., local time, at the California Club, 538 Flower Street, Los Angeles, California. This proxy statement is being provided in connection with the solicitation of proxies by the Board of Directors for use at the 2007 annual meeting of stockholders and at any adjournment or postponement of the meeting. This proxy statement and the enclosed proxy card are first being mailed to stockholders on or about May 1, 2007.

A copy of the Company’s 2006 annual report on Form 10-K and amendment thereto on Form 10-K/A is included in the envelope with this proxy statement.

About The Meeting

What is the purpose of the annual meeting?

At the Company’s annual meeting, stockholders will act upon the matters described in the accompanying notice of annual meeting of stockholders. These matters include the following:

•	the election of the seven director-nominees to the Board of Directors each for a one-year term expiring at the close of the Company’s annual meeting of stockholders in 2008;

•	to adopt certain amendments to our 2004 Equity Incentive plan;

•	to ratify the audit committee’s appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2007; and

•	to consider and act on such other business as may properly come before the meeting or adjournments or postponement thereof.

In addition, the Company’s management will report on the performance of the Company during the 2006 fiscal year and respond to questions from stockholders.

Who is entitled to vote?

Only holders of record of our outstanding common stock and limited voting stock at the close of business on the record date, April 23, 2007, are entitled to receive notice of and to vote at the meeting and at any postponement or adjournment of the meeting.

A list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder, for any purpose concerning the meeting, during ordinary business hours at the Company’s principal executive offices, 515 South Flower Street, Sixth Floor, Los Angeles, CA 90071, during the ten days preceding the meeting.

How many votes do I get?

Each share of common stock and limited voting stock entitles the holder to one vote per share with respect to all matters on which the holders of such shares are entitled to vote. Holders of common stock are entitled to vote on all matters to be voted on by the stockholders. Holders of limited voting stock are entitled to vote only on the election of directors, certain extraordinary matters including a merger or sale of our company, and amendments to our certificate of incorporation.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

What constitutes a quorum?

The presence at the annual meeting, in person or by proxy, of the holders of shares of the Company stock entitled to cast at least a majority of the votes of the outstanding stock entitled to vote on a particular matter will constitute a quorum entitled to take action with respect to that matter. As of April 23, 2007, the record date for the annual meeting, 14,526,594 shares of common stock of the Company were outstanding and eligible to vote and 16,666,666 shares of limited voting stock were outstanding and eligible to vote, of which 2,170,000 shares of limited voting stock were redeemed and cancelled by the company as of April 25, 2007, leaving 14,496,666 shares of limited voting stock eligible to be voted at the annual meeting.

What is a broker “non-vote”?

A broker “non-vote” occurs when a nominee holding stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power with respect to that item and has not received instructions from the beneficial owner. For purposes of calculating votes in the election of directors, broker non-votes and abstentions will not be counted as votes and will not affect the results of the vote. Proposals 2 and 3 will require the affirmative vote of a majority of the shares present or represented by proxy at the annual meeting and entitled to vote on the matter. Abstentions will have the same effect as votes against Proposals 2 and 3 and broker non-votes will not be counted as votes cast and will have no effect on the result of the votes.

How do I vote?

Sign and date each proxy card you receive and return it in the prepaid envelope. All shares of stock entitled to vote at the annual meeting that are represented by properly executed proxies will, unless such proxies have been revoked, be voted in accordance with the instructions given in such proxies or, if no contrary instructions are given therein, will be voted in accordance with the Board’s recommendations. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted in accordance with the Board’s recommendations.

What are the Board’s recommendations?

The Board’s recommendations are set forth after the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

•	FOR the election of the director-nominees as described under Proposal 1;

•	FOR the amendment of our 2004 Equity Incentive Plan as described in Proposal 2; and

•

FOR the proposal of the Board of Directors to ratify the appointment of Ernst & Young LLP as the Company’s independent certified accountants for the fiscal year ending December 31, 2007 as set forth in Proposal 3.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

May I change my vote after I return my proxy card?

Yes. Any stockholder who has given a proxy with respect to any matter may revoke it at any time prior to the closing of the polls as to that matter at the annual meeting by delivering a notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company, or by attending the annual meeting and voting in person.

Who will count the vote?

Computershare Trust Company, N.A., our stock registrar and independent stock transfer agent, will count the votes and act as the inspector of election.

What shares are included on the proxy card(s)?

The shares on your proxy card(s) represent ALL of your shares of stock of the Company.

What does it mean if I receive more than one proxy card?

If your shares are registered differently and are in more than one account, you will receive more than one proxy card. To ensure that all your shares are voted, sign, date and return all proxy cards. We encourage you to have all accounts registered in the same name and address whenever possible.

How are proxies solicited?

Proxies will be solicited by mail. Proxies may also be solicited by directors, officers and a small number of regular employees of the Company personally or by mail, telephone or telegraph, but such persons will not be specially compensated for such services. In the event we should determine it is necessary in order to ensure a quorum at the meeting, we may engage an outside proxy solicitation firm to assist us, and would expect to pay customary fees for such services. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for their expenses in doing so.

This solicitation is being made by the Company and the entire cost of the solicitation will be borne by the Company.

Do the stockholders have any appraisal rights with regard to any of the proposals?

No. Under Delaware law, stockholders are not entitled to appraisal rights with respect to these proposals.

When are stockholder proposals for the 2008 annual meeting of stockholders due?

To be considered for inclusion in the Company’s proxy statement for the 2008 annual stockholders meeting, stockholder proposals must be received at the Company’s offices no later than December 29, 2007. Proposals must be in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company’s bylaws, and must be submitted in writing, delivered or mailed to the Company’s Secretary.

In addition, the Company’s bylaws require that if a stockholder desires to introduce a stockholder proposal or nominate a director candidate from the floor of the 2008 annual meeting of the stockholders, such proposal or nomination must be submitted in writing to the Company’s Secretary not less than 60 days nor more than 90 days prior to the first anniversary date of the mailing of its proxy materials with regard to the 2007 annual meeting of the stockholders or, if the date of the annual meeting is more than 30 days prior to or more than 60 days after the preceding anniversary date, notice by the stockholder will be timely if received not earlier than the 90th day prior to the 2008 annual stockholders meeting (which has not yet been set) and not later than the close of business on the later of (i) the 60th day prior to the 2008 annual stockholders meeting or (ii) the 10th day following public announcement of the 2008 annual stockholders meeting.

Each notice by stockholders must set forth (i) the name and address of the stockholder who intends to make the nomination or proposal and any beneficial owner on whose behalf the nomination or proposal is made and (ii) the class and number of shares of common stock that are owned beneficially and of record by such stockholder and beneficial owner, if any. In the case of a stockholder proposal, the notice must also set forth a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder or beneficial owner, if any, in that proposed business.

How do stockholders communicate with the Board?

Stockholders and other parties interested in communicating directly with the Board of Directors, non-management directors or specific directors may do so by writing the Board of Directors, c/o Thomas Properties Group, Inc., 515 South Flower Street, Sixth Floor, Los Angeles, CA 90071, Attn: Secretary. The mailing envelope should also clearly indicate whether the communication is intended for the Board of Directors, the non-management directors or a specific director.

Does the Company have a Code of Ethics?

The Company has a Code of Business Conduct and Ethics, which is applicable to all employees of the Company, including the principal executive officer and the principal financial officer. The Code of Business Conduct and Ethics is available on the Company’s website at www.tpgre.com.

What is the security ownership of management?

The table set forth on page 8 provides information with respect to the beneficial ownership of the Company’s securities by management.

Proposal to Elect Members to the Board of Directors (Proposal 1)

What are we asking you to approve?

Under the Company’s bylaws, each member of the board serves for a one-year term and until his or her successor is duly elected and qualifies. Vacancies on the board may be filled only by individuals elected by a majority of the remaining directors. A director elected by the board to fill a vacancy (including a vacancy created by an increase in the size of the board) will serve for the remainder of the term and until such director’s successor is elected and qualifies, or until such director’s earlier death, resignation or removal.

Directors are elected by a plurality of the votes cast at the annual meeting, which means the seven director-nominees who receive the largest number of properly cast votes will be elected as directors. Each share of common stock and limited voting stock is entitled to one vote for each of the seven director-nominees. Under applicable Delaware law, in determining whether each director-nominee has received the requisite number of votes, abstentions and broker non-votes will not be counted. Cumulative voting is not permitted. It is the intention of the proxy holders named in the enclosed proxy to vote the proxies received by them for the election of the director-nominees named below unless authorization to do so is withheld. If any director-nominee should become unavailable for election prior to the annual meeting, an event which currently is not anticipated by the board, the proxies will be voted for the election of a substitute director-nominee or director-nominees proposed by the board.

Mr. James A. Thomas, Mr. R. Bruce Andrews, Mr. Edward D. Fox, Mr. John L. Goolsby, Mr. Winston H. Hickox, Mr. Randall L. Scott and Mr. John R. Sischo are all of our nominees for election to the board. Each such director-nominee has consented to be named in this proxy statement and to serve as a director if elected, and management has no reason to believe that any director-nominee will be unable to serve. The information below relating to the nominees for election as director and to each of the other directors whose terms of office continue after the annual meeting has been furnished to the Company by the respective individuals. Each of the director-nominees would serve until his or her successor is elected and qualifies, or until such director’s earlier death, resignation or removal. If elected at the annual meeting, Messrs. Thomas, Andrews, Fox, Goolsby, Hickox, Scott and Sischo would each serve until the close of the Company’s 2008 annual meeting.

What does the Board of Directors recommend with respect to Proposal 1?

The Board recommends a vote FOR the nominees.

Nominees For Director For a One-Year Term Expiring in 2008

The name and age of each director-nominee is set forth below:

Name	Age
James A. Thomas	70
R. Bruce Andrews	66
Edward D. Fox	59
John L. Goolsby	65
Winston H. Hickox	64
Randall L. Scott	51
John R. Sischo	50

The following is a biographical summary of the experience of the individuals who are nominees for election as directors of the Company:

James A. Thomas. Mr. Thomas has served on our Board of Directors as Chairman of the Board since our company was organized in March 2004. Mr. Thomas founded our predecessor company and served as the Chairman of the Board and Chief Executive Officer of our predecessor from 1996 to the consummation of our initial public offering in October 2004. Prior to 1996, Mr. Thomas served as a co-managing partner of Maguire Thomas Partners, a national full-service real estate operating company from 1983 to 1996. Mr. Thomas also served as Chief Executive Officer and principal owner of the Sacramento Kings NBA Basketball team and the ARCO Arena from 1992 until 1999. Mr. Thomas serves on the board of directors of the Townhall Los Angeles, SOS Coral Trees, Los Angeles Chamber of Commerce, Center Theatre Group, and the National Advisory Council of the Cleveland Marshall School of Law. He serves on the board of trustees of the Ralph M. Parsons Foundation in Los Angeles, Baldwin Wallace College in Cleveland, the Los Angeles County Museum of Art, and St. John’s Health Center Foundation in Santa Monica, California. Mr. Thomas also serves on the board of governors of the Music Center of Los Angeles County and is a member of the Rand Advisory Board. Mr. Thomas received his Bachelor of Arts degree in economics and political science with honors from Baldwin Wallace College in 1959. He graduated magna cum laude with a juris doctorate degree in 1963 from Cleveland Marshall Law School.

R. Bruce Andrews. Mr. Andrews has been a member of our Board of Directors since October 2004. Until his retirement in April 2004, Mr. Andrews served as the President and Chief Executive Officer of Nationwide Health Properties, Inc., a real estate investment trust, which position he had held since September 1989.

Mr. Andrews’ previous experience includes serving in various capacities including Chief Financial Officer, Chief Operating Officer and Director of American Medical International. He began his career as an auditor with Arthur Andersen and Company. Mr. Andrews graduated from Arizona State University with a Bachelor of Science degree in accounting. Mr. Andrews currently serves on the board of directors for Nationwide Health Properties, Inc.

Edward D. Fox. Mr. Fox has been a member of our Board of Directors since October 2004. Since January 2003, Mr. Fox has served as Chairman and Chief Executive Officer of Vantage Property Investors, LLC, a private real estate investment and development company. Prior to 2003, Mr. Fox was Chairman and Chief Executive Officer of Center Trust, a real estate investment trust, from 1998 to January 2003 when Center Trust was acquired by Pan Pacific Retail Properties. Mr. Fox co-founded and served as the Chairman of CommonWealth Partners, a fully integrated real estate operating company, from 1995 through October 2003. Prior to forming CommonWealth Partners, Mr. Fox was a senior partner with Maguire Thomas Partners. A certified public accountant, Mr. Fox started his career in public accounting specializing in real estate transactions. Mr. Fox serves on the Dean’s advisory council for the USC School of Architecture and the board of directors of the Orthopaedic Hospital Foundation and the Los Angeles Boy Scouts. He is a member of the International Council of Shopping Centers, Urban Land Institute and the American Institute of Certified Public Accountants. He received a bachelor’s degree in accounting and a master’s degree in business, both with honors, from the University of Southern California.

John Goolsby. Mr. Goolsby has been a member of the Board of Directors since May 2006. He is a private investor and from 1988 until his retirement in 1998, he served as the President and Chief Executive Officer of The Howard Hughes Corporation, a real estate development company. He currently serves as a director of Tejon Ranch Company.

Winston H. Hickox. Mr. Hickox has been a member of our Board of Directors since October 2004. Since September 2006 he has been a partner in the government affairs consulting firm California Strategies, LLC. From June 2004 to July 2006, he was a senior portfolio manager for the California Public Employees Retirement System, responsible for the design and implementation of environmental investment initiatives. From January 1999 to November 2003, Mr. Hickox served as Secretary of the California Environmental Protection Agency, and was responsible for a broad range of programs created to protect California’s human and environmental health. From December 1994 to May 1998, Mr. Hickox was a partner in LaSalle Advisors, Ltd. Prior to joining LaSalle Advisors, Ltd., Mr. Hickox was a Managing Director with Alex, Brown Kleinwort Benson Realty Advisors Corp. From April 1997 to January 1999, Mr. Hickox served as an alternate Commissioner on the California Coastal Commission. He was President of the California League of Conservation Voters from 1990 to 1994. He is currently a member of the board of Cadiz, Inc. and the Sacramento County Employees’ Retirement System. Mr. Hickox is a graduate of the California State University at Sacramento with a bachelor of science degree in business administration in 1965, and obtained a master of business administration degree in 1972 from Golden Gate University.

Randall L. Scott. Mr. Scott has been a member of our Board of Directors since April 2004. Mr. Scott directed asset management operations nationally and East Coast development activity for our predecessor company from its inception in 1996 until the consummation of our initial public offering in October 2004. Prior to the formation of our predecessor company, Mr. Scott was with Maguire Thomas Partners from 1986 to August 1996. As a senior executive at Maguire Thomas Partners, Mr. Scott worked on several large-scale development projects, including One Commerce Square in Philadelphia and The Gas Company Tower in Los Angeles. Mr. Scott was also on the pre-development team for the development of the CalEPA headquarters building in Sacramento and served in a general business development capacity. Mr. Scott is currently involved in various civic and professional organizations and serves on the board of directors of the Center City District, a Philadelphia non-profit special services organization. Mr. Scott holds a bachelor’s degree in business administration and economics from Butler University in Indianapolis.

John R. Sischo. Mr. Sischo has been a member of our Board of Directors since April 2004. He is responsible for our investment management services, including oversight of our relationship with CalSTRS, acquisition efforts and our capital market relationships. He served as Chief Financial Officer of our predecessor company from April 1998 until April 2004. From 1989 to 1988, Mr. Sischo was with Banker’s Trust where he was instrumental in developing Bankers Trust’s real estate investment management practice. Prior to 1989, Mr. Sischo was with Security Pacific Corporation’s real estate investment banking practice. He began his career at Merrill Lynch Capital Markets. Mr. Sischo is on the board of directors of the Center City Association, a Los Angeles non-profit special services organization. Mr. Sischo received a bachelor’s degree in political science from the University of California at Los Angeles.

SECURITIES OWNERSHIP OF MANAGEMENT

The table set forth below provides information with respect to beneficial ownership of the Company’s securities as of April 17, 2007 by (a) each director and director-nominee of the Company, (b) each of the executive officers of the Company listed in the Summary Compensation Table, and (c) all directors, director-nominees and executive officers of the Company as a group. The information set forth in the table as to directors, director-nominees and executive officers is based upon information furnished to the Company by them in connection with the preparation of this proxy statement. Except where otherwise indicated, the mailing address of each of the individuals named in the table is: c/o Thomas Properties Group, Inc., 515 South Flower Street, Sixth Floor, Los Angeles, CA 90071.

The ownership percentage in the following table is based on 14,526,594 shares of our common stock and 16,666,666 shares of our limited voting stock outstanding as of April 17, 2007, and 16,666,666 operating partnership units redeemable for cash or, at our option, for common stock. We consummated a public offering of 9,200,000 shares on April 25, 2007, following the record date for the 2007 annual meeting. Immediately following the closing of the offering, also on April 25, 2007, we redeemed 1,750,000 operating partnership units held by entities controlled by Mr. Thomas, together with the paired shares of limited voting stock, which were cancelled. In addition, we redeemed 45,000 operating partnership units held by John Sischo that were received upon conversion of vestsed incentive units. The redemption of these operating partnership units from entities controlled by Mr. Thomas, and the redemption of vested and converted incentive units from Mr. Sischo is not reflected in the table below, as these transactions occurred following the record date for the meeting. Beneficial ownership of common stock and limited voting stock is determined in accordance with the rules of the Securities and Exchange Commission. Except as indicated, to our knowledge the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

	Shares of Common Stock		Percentage of Common Stock(1)	Operating Partnership Units(2)		Percentage of Common Stock and Units(3)	Limited Voting Stock(4)	Percentage of Limited Voting Stock
James A. Thomas	224,097	(5)	*	15,983,331	(6)	52%	16,666,666	100%
R. Bruce Andrews(7)	12,913		*	—		*	—
Edward D. Fox(7)	12,913		*	—		*	—
John L. Goolsby (7)	12,918		*	—		*	—
Winston H. Hickox(7)	11,079		*	—		*	—
Diana M. Laing	—			—			—
Thomas S. Ricci	—			183,334		*	—
Randall L. Scott	—			233,334		*	—
John R. Sischo	—			266,667		*	—
All directors and executive officers as a group (10 persons)	273,920		1.9%	16,666,666		53.4%	16,666,666	100%

*	Represents ownership of less than 1%.
(1)	Assumes 14,526,594 shares of our common stock are outstanding. The total number of shares of common stock outstanding used in calculating this percentage excludes (a) units in our operating partnership redeemable for cash or, at our option, common stock and (b) incentive units issued under our 2004 Equity Incentive Plan (“Incentive Plan”).
(2)	Units are redeemable for cash or, at our option, shares of our common stock on a one-for-one basis. Each operating partnership unit issued in our formation transactions is paired with a share of limited voting stock. Mr. Thomas controls the voting of these shares. Upon redemption of the units for cash or shares of our common stock, each share of limited voting stock paired with the unit will be automatically cancelled.
(3)	Assumes a total of 14,526,594 shares of common stock and 16,666,666 units are outstanding as of April 17, 2007, comprised of shares of common stock and units in our operating partnership (other than incentive units issued under our Incentive Plan).

(4)	Mr. Thomas controls each of the entities that hold shares of limited voting stock and hence he controls the voting of these shares, notwithstanding that 683,335 of these operating partnership units in the aggregate are held for the benefit of Messrs. Ricci, Sischo and Scott.
(5)	Includes 46,667 shares granted to Mr. Thomas as restricted stock under our Incentive Plan which will vest on October 13, 2007, and 60,000 and 100,000 shares of restricted stock granted under our Incentive Plan which will vest on the third anniversary of the grant dates of February 22, 2006 and March 7, 2007, respectively, provided that vesting could occur after two years if certain performance goals are met. Also includes 6,730 shares in trusts for the benefit of immediate family members of Mr. Thomas, who is trustee of each trust. Mr. Thomas disclaims beneficial ownership of such 6,730 shares.
(6)	Each unit is held by an entity controlled directly or indirectly by Mr. Thomas.
(7)	Of the ownership of common stock stated for Messrs. Andrews, Fox and Hickox, a total of 1,167 shares are unvested. Of the ownership of common stock stated for Mr. Goolsby, a total of 2,918 shares are unvested.

SECURITIES OWNERSHIP OF CERTAIN OWNERS

The table set forth below provides information with respect to persons known by us to be the beneficial owners of more than 5% of the outstanding shares of the Company’s common stock as of April 17, 2006. The dates applicable to the shares beneficially owned are set forth in the footnotes below. Unless otherwise noted, shares are owned directly or indirectly with sole voting and investment power.

Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
High Rise Capital Management LP(1) 535 Madison Avenue, 26th Floor New York, NY 10022	2,850,200	19.6%

Third Avenue Management LLC(2) 622 Third Avenue, 32nd Floor New York, NY 10017	2,276,064	15.7%

Wellington Management Company, LLP(3) 75 State St Boston, MA 02109	1,986,757	13.7%

Wesley Capital Management, LLC(4) 535 Madison Avenue, 26th Floor New York, NY 10022	1,323,000	9.1%

Stichting Pensioenfonds ABP(5) Oude Lindestraat 70, Postbus 2889 6401 DL Heerlen The Kingdom of the Netherlands	953,800	6.6%

Wells Fargo & Company(6) 420 Montgomery Street San Francisco, CA 94104	862,750	5.9%

(1)	High Rise Capital Management LP reported that it had shared voting power and shared dispositive power of 2,850,300 shares with High Rise Partners II, LP, High Rise Institutional Partners, LP, Cedar Bridge Realty Fund, LP, Cedar Bridge Institutional Fund, LP, High Rise Capital Advisors, LLC, Bridge Realty Advisors, LLC, Charles Fitzgerald, and David O’Connor in their Schedule 13G/A dated and filed with the SEC on February 14, 2007.
(2)	Third Avenue Management LLC reported that it had sole voting power of 2,268,864 shares and sole dispositive power of 2,276,064 shares in their Schedule 13G/A dated and filed with the SEC on February 14, 2007.
(3)	Wellington Management Company, LLP reported that it had sole voting power of 1,600,898 shares and sole dispositive power of 1,986,757 shares in their Schedule 13G/A dated and filed with the SEC on February 14, 2007.
(4)	Wesley Capital Management, LLC reported that it had shared voting power and shared dispositive power of 1,323,000 shares with Arthur Wrubel and John Khoury in their Schedule 13G dated and filed with the SEC on February 14, 2007.
(5)	Stichting Pensioenfonds ABP reported that it had sole voting power and sole dispositive power of 953,800 shares in their Schedule 13G dated February 8, 2007 and filed with the SEC on February 13, 2007.
(6)	Wells Fargo & Company reported that it had sole voting power of 817,950 shares and sole dispositive power of 862,750 shares in their Schedule 13G/A dated February 6, 2007 and filed with the SEC on February 9, 2007.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

The Board of Directors is elected by the stockholders to oversee the management of our business. The Board of Directors is composed of seven members of which a majority are independent directors under the requirements set forth in the NASDAQ rules and under applicable law.

Meetings of the Board of Directors

The Board of Directors of the Company met seven times during the year ended December 31, 2006. Each director attended 75% or greater of the total number of meetings of the Board of Directors and of each committee on which he served during 2006.

Attendance at Annual Meetings

The Company does not have a policy regarding director attendance at annual meetings of the Company stockholders. However, three of the directors attended the 2006 annual meeting of the Company’s stockholders.

Director Independence

For a director to be considered independent, the Board must affirmatively determine that the director does not have any direct or indirect material relationship with the Company or its executive officers and that the requirements set forth in the NASDAQ rules and under applicable law are met. The nominating and corporate governance committee and our Board of Directors have determined that the following four directors do not have any direct or indirect material relationship with the Company or its executive officers and, therefore, each is an independent director: Messrs. Andrews, Fox, Goolsby and Hickox. Mr. Thomas, Mr. Scott and Mr. Sischo are not independent based on their present service to our company, Mr. Thomas as our Chief Executive Officer and President, and Mr. Scott and Mr. Sischo as Executive Vice Presidents of our company. In making their independence determinations, the nominating and corporate governance committee and our Board of Directors each year reviews any transactions and relationships between the director, or any member of his or her immediate family, based on information provided by the director, company records and publicly available information during the year. Specifically, the nominating and corporate governance committee and our Board of Directors will consider the following types of relationships and transactions: (i) principal employment of and other public company directorships held by each non-employee director; (ii) contracts or arrangements that are ongoing or which existed during any of the past three fiscal years between our company and any entity for which the non-employee director, or his or her immediate family member, is an executive officer or greater-than-10% shareholder; and (iii) contracts or arrangements that are ongoing or which existed during any of the past three fiscal years between our company and any other public company for which the non-employee director serves as a director. During 2006, there were no relationships or transactions in these categories reviewed by the nominating and corporate governance committee, nor were there any other similar relationships or transactions the nominating and corporate governance committee considered.

Committees of the Board of Directors and Committee Meetings

Our Board of Directors has an audit committee, a compensation committee and a nominating and corporate governance committee.

Audit Committee. The audit committee currently consists of R. Bruce Andrews (Chair), Edward D. Fox and Winston H. Hickox. The audit committee helps to ensure the integrity of our financial statements and financial reporting process, and the qualifications, independence and performance of our independent auditors. The audit committee’s responsibilities include the following:

•

establishing, monitoring and assessing our compliance with legal and regulatory requirements regarding our financial reporting processes and related internal control functions, including performance of our internal audit function;

•

overseeing the engagement of, and audit performed by, our independent public accountants, including the independence and qualifications of our outside auditors who report directly to the audit committee;

•	reviewing our annual financial statements and the scope of our annual audit;

•	overseeing each annual audit and quarterly review; and

•	preparing the audit committee report to be included in our annual proxy statement.

The audit committee held nine meetings during the year ended December 31, 2006.

The Board of Directors has determined that R. Bruce Andrews, Chairman of the audit committee, qualifies as an “audit committee financial expert” under 401(h) of Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”), and possesses “accounting or related financial management expertise” within the meaning of all applicable laws and regulations. In addition, the board has determined that all members of the audit committee are financially literate and independent within the meaning of SEC rules and regulations and the listing standards for the Nasdaq Global Market.

The audit committee exercises its powers in accordance with the delegated duties and functions set forth in its charter, which charter may be found on the Company’s website at www.tpgre.com.

Compensation Committee. The compensation committee currently consists of Winston H. Hickox (Chair), R. Bruce Andrews and Edward D. Fox. The committee helps evaluate and approve the officer and executive compensation plans, policies and programs of the Company. The committee exercises its powers in accordance with the delegated duties and functions set forth in its charter, which charter may be found on our website at www.tpgre.com. The committee’s responsibilities include the following:

•	establishing guidelines and standards regarding our compensation practices and philosophy;

•	determining the compensation and benefits of our executive officers;

•	evaluating the performance of our executive officers;

•	administering and making recommendations to our Board of Directors regarding our stock incentive and other equity-based compensation plans; and

•	reviewing and approving our compensation discussion and analysis for inclusion in this proxy statement.

The compensation committee develops compensation policies and implements compensation programs, makes recommendations annually concerning salaries and incentive compensation, awards stock options and restricted stock to officers and employees under our equity incentive plan and otherwise determines compensation levels and performs such other functions regarding compensation as the Board of Directors may delegate. Compensation for our named executive officers (“NEOs”) each year is usually determined prior to the first quarter of the relevant year. When determining annual compensation levels and targets, the compensation committee reviews and approves individual goals and objectives for the current year, reviews corporate goals, evaluates individual performance in light of the goals and objectives established for the prior year, considers competitive market data and establishes compensation based on these factors. The values of each component of total direct compensation (base salary, target annual cash incentive and equity awards) for the current year, as well as total annual compensation for the prior year (including equity holdings and vested benefits) are all considered collectively by our compensation committee as part of this process.

Our compensation committee has the authority to engage the services of outside advisors, experts and others to assist our compensation committee in determining the compensation of our executive officers. Our compensation committee may, from time to time, delegate certain authority to authorized persons internally, to carry out certain administrative duties. During 2006, our compensation committee directly retained CEL & Associates, Inc. as its independent compensation consultant to provide advice and recommendations regarding executive compensation and our equity programs. The compensation committee holds executive sessions (with no members of management present) at each of its meetings.

The compensation committee held three meetings during the year ended December 31, 2006.

The board has determined that the members of the compensation committee are independent. None of the members of our compensation committee is or has been employed by us in the past. None of our executive officers currently serves, or in the past three years has served, as a member of the Board of Directors or compensation committee of another entity that has one or more executive officers serving on our Board of Directors or compensation committee.

Nominating and Corporate Governance Committee. The nominating and corporate governance committee currently consists of Edward D. Fox (Chair), Winston H. Hickox and John Goolsby. The nominating and corporate governance committee’s responsibilities include:

•	developing, recommending and monitoring our compliance with corporate governance principles, including requirements of state and federal law and the rules and regulations of the Nasdaq Global Market;

•	overseeing compliance with our code of ethics;

•	adopting and overseeing policies with respect to conflicts of interest;

•	establishing criteria for prospective members of our Board of Directors and conducting candidate searches and interviews;

•	periodically evaluating the appropriate size and composition of our Board of Directors and recommending, as appropriate, changes in our Board of Directors; and

•	proposing the slate of directors to be elected at each annual meeting of our stockholders.

The nominating and corporate governance committee held one meeting during the year ended December 31, 2006.

The nominating and corporate governance committee has a charter, which may be found on the Company’s website at www.tpgre.com. The board has determined that the members of the nominating and corporate governance committee are independent, in accordance with the listing standards for the Nasdaq Global Market.

In considering annually nominees for election as a director, the nominating and corporate governance committee considers a number of factors including, but not limited, to the following:

•	personal and professional qualities, characteristics, attributes, accomplishments and reputation in the business community, real estate industry and otherwise;

•	current knowledge and relationships in the markets and regions in which the Company does business and in the Company’s industry and other industries relevant to the Company’s business;

•

the skills and personality of the nominee and how the committee perceives the nominee will be a fit with existing directors and other nominees in maintaining a Board of Directors that is collegial and responsive to the needs of the Company and its stockholders;

•	the ability and willingness to represent the best interests of all of the Company’s stockholders;

•	increasing the diversity of viewpoints, background and experience in addition to those of existing directors and other nominees; and

•	whether the nominee would meet the independence criteria of the requirements of the Nasdaq Global Market applicable to the Company and the rules promulgated by the Securities and Exchange Commission.

The nominating and corporate governance committee will also consider suggestions regarding candidates for election to the Board of Directors submitted by stockholders in writing to the Company’s Secretary. Stockholders’ recommendations for nominees to the Board of Directors will be considered by the committee provided such nominations are made in accordance with the Company’s Policy Regarding Stockholder Recommended Director Candidates. The Company’s Policy Regarding Stockholder Recommended Director Candidates requires that such notices meet certain requirements, including the following:

•

the notice by a stockholder will be timely if it is received by the committee not later than 120 calendar days before the anniversary of the date on which the Company first mailed its proxy materials for the prior year’s annual meeting of stockholders.

•

the name of the stockholder recommending the director candidate for consideration, the name of the director candidate, and the written consent of the stockholder and the director candidate to be publicly identified;

•	a written statement by the director candidate agreeing to be named in the Company’s proxy materials and serve as a member of the Company’s Board of Directors if nominated and elected;

•

a written statement by the stockholder and the director candidate agreeing to make available to the committee all information reasonably requested in connection with the committee’s consideration of the director candidate and that would be required to be disclosed in a proxy statement; and

•

the stockholder’s notice must be signed by the stockholder recommending the director candidate for consideration. The notice must be sent to the following address: Thomas Properties Group, Inc., 515 South Flower Street, Sixth Floor, Los Angeles, California 90071, Attn: Secretary (Nominating and Governance Committee Communication / Director Candidate Recommendation).

No such recommendations were received from stockholders with respect to the 2007 annual meeting and the election of directors. With regard to the 2008 annual meeting of stockholders, any such suggestion must be received by the Secretary of the Company no later than the date by which stockholder proposals for such annual meeting must be received as described above under the heading “When are stockholder proposals for the 2008 annual meeting of stockholders due?”

Compensation

Director Compensation

We pay our directors (other than directors that are employees of our company) an annual cash retainer of $50,000. We also reimburse our directors for expenses incurred to attend meetings of our Board of Directors and its committees. Non-employee directors also participate in our Non-Employee Directors Restricted Stock Plan (“Non-Employee Director Plan”) described below.

The Non-Employee Director Plan provides for an initial grant of shares of restricted stock to each non-employee director for a number of shares of restricted stock having a value as near to $37,500 as of the date of grant as possible without exceeding the value, provided, however, that Messrs. Andrews, Fox and Hickox, who were each appointed to our Board of Directors upon the consummation of our initial public offering in October 2004, received a pre-determined 2,500 shares of restricted stock. The Non-Employee Director Plan also provides for an annual grant of shares of restricted stock to each non-employee director following each annual meeting of the stockholders. Each annual grant will be for a number of shares of restricted stock having a value as near to $15,000 as possible without exceeding the value.

Notwithstanding the foregoing, a non-employee director receiving a restricted stock grant on, or within 90 days prior to, the date of an annual meeting of stockholders will not receive an annual grant with respect to that annual stockholders’ meeting. Each initial restricted stock grant will vest following the second annual meeting of the stockholders following the grant, subject to a director’s continued service. Each annual grant will vest following the first annual meeting of the stockholders following the grant. In the event of change in control of our company, all restricted stock granted under the plan to our non-employee directors will become fully vested.

DIRECTOR COMPENSATION

For Fiscal Year Ended December 31, 2006

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total Compensation ($)
R. Bruce Andrews	50,000	28,117	590	78,707
Edward D. Fox	50,000	28,117	590	78,707
John L. Goolsby	25,000	10,936	350	36,286
Winston Hickox	50,000	28,117	590	78,707

(1)	The amounts represent the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), and therefore may include amounts from awards granted in and prior to 2006. Any estimated forfeitures were excluded from the determination of these amounts. Assumptions used in the calculation of these amounts are set forth in footnote 8 to our audited financial statements for the fiscal year ended December 31, 2006 included in our amended Annual Report on Form 10-K/A filed with the SEC on April 20, 2007. Each of the non-employee directors received 1,167 shares of restricted stock during 2006, except for John Goolsby, a new director, who received 2,918 shares of restricted stock upon election to our Board.

As of December 31, 2006, the non-employee directors held the following number of unvested and vested shares of restricted stock.

Name	Unvested Shares of Restricted Stock	Vested Shares of Restricted Stock
R. Bruce Andrews	1,167	3,746
Edward D. Fox	1,167	3,746
John L. Goolsby	2,918	—
Winston Hickox	1,167	3,746

(2)	This column shows the dollar amount of dividends paid on unvested restricted shares.

Compensation Committee

Compensation Committee Interlocks and Insider Participation

None of the individuals who served as members of the compensation committee in 2006 was or has been an officer or employee of our company or engaged in transactions with our company (other than in his capacity as director).

None of our executive officers serves as a director or member of the compensation committee of another entity, one of whose executive officers serves as a member of the compensation committee or a director of our company.

Compensation Discussion and Analysis

COMPENSATION DISCUSSION AND ANALYSIS FOR FISCAL YEAR ENDED DECEMBER 31, 2006

Our Compensation Committee

Our company’s compensation policies and practices are developed and implemented through the compensation committee of our Board of Directors. The committee’s responsibility is to review and consider annually the performance of our NEOs in achieving both corporate and individual goals and objectives and to assure that our company’s compensation policies and practices are competitive and effective to incentivize management. Our NEOs consist of our Chief Executive Officer, three Executive Vice Presidents and our Chief Financial Officer.

In 2006, our compensation committee retained CEL & Associates, Inc. (CEL & Associates), independent compensation consultants with specialized expertise regarding compensation within the real estate industry, to prepare a market review of our current total cash compensation (base salary and annual incentive) and total compensation (cash compensation plus the value of long-term incentive compensation) for our CEO and four senior executives; and (2) provide a foundation for recommendations for adjustments to our current total cash and long-term incentive compensation levels for 2007. CEL & Associates was engaged by and directed by our compensation committee. While management was informed of the results of CEL & Associates’ assignment, management had no direct involvement with CEL & Associates’ retention. Specifically, CEL & Associates was engaged to review relevant information, conduct interviews with the executives, identify and select comparable/peer groups of firms, prepare a market assessment for each executive, design potential changes to the current program, and prepare a report, which they discussed with the compensation committee and was shared with the full Board of Directors.

•	Compensation committee activities in 2006 included:

•	reviewing guidelines and standards regarding our compensation practices and philosophy;

•	the retention of CEL & Associates to perform the market and industry review and study of competitive compensation practices;

•	reviewing the elements and structure of total executive compensation;

•	evaluating the performance of our executive officers;

•	reviewing and approving the compensation and benefits of our executive officers, including cash and long-term incentive compensation awards; and

•	the approval of plan awards.

The compensation committee held three meetings during the year ended December 31, 2006. We maintain and encourage appropriate involvement by our executives in determining compensation practices. Mr. Thomas generally attends for a portion of compensation committee meetings and provides his analysis and recommendations with respect to the compensation of the NEOs, other than himself. The members of the compensation committee also meet in executive session during each meeting without the presence of Mr. Thomas or any of the other NEOs.

Philosophy and Objectives of Compensation Programs

Our executive compensation programs are intended to encourage high performance, promote accountability and ensure that the interests of executives are appropriately aligned with the interests of our company’s stockholders by linking a substantial portion of executive compensation directly to the achievement of measurable performance goals for both the individual and our company as a whole. Aggregate compensation levels are targeted to reflect the current practices of comparable companies in the REIT/REOC industry, particularly companies that own and manage office space in competitive markets. In setting total compensation for our company’s executive officers, the committee’s general guideline is for compensation to be at or near the 75th percentile of executive compensation levels at what is determined to be the company’s executive peer groups. Variations to this guideline may occur as a result of the experience level of the executive, the position of the executive and market factors.

Benchmarking of compensation: A comprehensive review of our executive compensation programs was conducted by CEL & Associates for 2006 to ensure that compensation is competitive with the industry and geographic markets, there is an appropriate link between performance and pay, and that the executive compensation programs support our stated philosophy and objectives of compensation. CEL & Associates surveyed the compensation practices of two peer groups and utilized other well established executive compensation surveys to assess our competitiveness and advise the compensation committee. CEL & Associates identified and selected two peer groups for its assessment – one based on market capitalization (“Peer Group 1”), and another related to asset base and portfolio size (square footage) (“Peer Group 2”), which are set forth below. CEL & Associates concluded that Peer Group 2 is a better representation of the company than market capitalization alone (Peer Group 1).

•	Peer Group 1—Market Capitalization

        Selected REITs in the office and diversified sectors.

American Financial Realty Trust

Lexington Realty Trust

Mission West Properties, Inc.

Spirit Finance Corporation

Marcus Corporation

Parkway Properties, Inc.

Capital Lease Funding, Inc.

Winthrop Realty Trust

Republic Property Trust

Columbia Equity Trust, Inc.

•	Peer Group 2—Assets and Portfolio Square Footage

        Selected REITs/REOCs in the office and diversified sectors.

PS Business Parks, Inc.

Maguire Properties, Inc.

Corporate Office Properties Trust

Kilroy Realty Corporation

Parkway Properties, Inc.

Washington RE Investment Trust

Cousins Properties Incorporated

Mission West Properties, Inc.

BioMed Realty Trust, Inc.

Marcus Corporation

Capital Lease Funding, Inc.

Republic Property Trust

American Spectrum Realty, Inc.

Government Properties Trust, Inc.

Design of Compensation Programs; Company Compensation Policies

The purpose of our compensation programs is to attract, motivate and retain employees and we design our compensation programs accordingly. We have historically, and continue to emphasize long term equity incentives for our NEOs over cash or annual incentives, as we believe this best aligns the interest of our NEOs with our stockholders. Mr. Thomas elected to receive for performance during each of 2005 and 2006 a restricted stock grant and forego a cash bonus. We focus on offering compensation programs that are flexible and take into consideration our company’s overall strategic advancement during the relevant calendar year with respect to designated corporate goals as well as individual contributions. Additionally, we believe it is important to examine compensation not just on an annual incremental performance and market basis, but also on a multi-year methodology to provide long-term context to our compensation decisions.

Our company has historically had the advantage of a very stable management team, which we believe is a significant factor in our success and an indication of our success in recruiting the right executives and appropriately rewarding and incentivizing them. The commitment of our executives to our company is a significant factor in this compensation analysis. Randall Scott, who heads our asset management function and property management operations, and Thomas Ricci, who oversees our development program and projects, have been with the company (or its predecessor) 20 and 22 years, respectively; John Sischo leads our investment management and acquisitions programs and has been with the company (or its predecessor) 10 years; and Diana Laing was recruited in advance of our IPO in light of her expertise in public company finance and has been with the company since May 2004. We recognize the high cost to replace executive level talent, and attempt to design our compensation programs to be close to the 75th percentile of peer group compensation so as to avoid employee turnover.

We have grown considerably since our initial public offering in October 2004, and have done so in part by establishing advisory relationships and joint ventures with institutional investment sources, leveraging the ability to acquire significant assets and development projects. These arrangements are less transparent to the public marketplace, especially for a relatively small cap stock in a small cap sector of REIT/REOCs and may not be appropriately reflected in public market valuations. This circumstance is in part why CEL elected to utilize two peer groups – one related to market capitalization, and another related to asset base and portfolio size (square footage). Ultimately, CEL & Associates concluded that market capitalization alone (Peer Group 1) would not fairly represent the breadth of our company’s business.

Elements of Compensation

Each element of the company’s compensation program has been chosen to appropriately award, motivate and incentivize the executives of a real estate operating company with principal offices in Los Angeles, California, and Philadelphia, Pennsylvania, which are geographic regions highly competitive for talented real estate personnel. The elements of our compensation program and our company’s decisions regarding each element fit into our company’s overall compensation objectives and affect decisions regarding other elements through synthesizing the elements into the total compensation arrangement for each executive, and evaluating the totality of the compensation provided to each executive individually and in comparison to other executives at our company.

Our compensation committee determines the amount for each compensation element (cash salary, target bonus, and long term incentive compensation) through discussions with our management, use of benchmarking data, past performance and future corporate and individual objectives.

—	We had two performance-based incentive programs during 2006 for our NEOs: (1) restricted stock granted to our Chief Executive Officer and President; and (2) long term incentive units granted to each of our Executive Vice Presidents and our Chief Financial Officer. Both the restricted stock and the long-term incentive units vest on the third anniversary of the date of grant, provided that vesting may occur upon the second anniversary of the grant date if our after-tax cash flow exceeds certain thresholds.

—	The performance targets for the annual cash bonuses are based on growth in our stock price, after-tax cash flow and individual performance goals.

Impact of Performance on Compensation

Our company pays competitively with peer real estate companies with which our company competes for talent. To ensure that compensation is competitive, our company compares its practices with those companies and sets its parameters based on this comparison. We place significant focus on pay for performance. Individual performance of our executive officers is critical in our achievement of our corporate goals, and we seek to encourage and reward this performance. We establish annual corporate operating goals, as well as expected individual contributions. Annual cash incentive, or bonus, opportunities are based on a target percentage of base salary for each executive. Company performance objectives consist of operating, strategic and financial goals that are considered to be critical to the company’s fundamental long-term goal of building stockholder value. Bonuses are earned primarily based on our company’s performance measured against a set of pre-established strategic goals as well as an assessment of individual performance.

Company goals for 2006 included:

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Expansion of our properties portfolio to acquire additional square footage in our existing markets, such as Northern Virginia, and also the continued expansion into new markets for us, such as Houston. During 2006, we acquired 1,473,000 in square footage.

•	Recapitalization or sale of properties that were repositioned and stabilized as part of our value add strategy. During 2006, we sold 294,000 square feet.

•

Commencement of development activities at our development properties, as market and economic conditions warranted. During 2006, we began construction on Murano, a high-rise condominium project in Philadelphia. We also began initial infrastructure improvements at Campus El Segundo, our office and mixed-use project in El Segundo, California.

•

Growth in our relationships with institutional investors, such as CalSTRS. During 2006, the agreement relating to our joint venture with CalSTRS was amended to allow the recall of capital previously distributed to the members, thereby increasing the funds available for investment through the joint venture.

Bonus awards for 2006 described below were made after taking into consideration our success in achievement of these goals, and individual contributions.

Elements of In-Service Compensation and Benefits

Cash Compensation

Base Salary: Our compensation committee annually reviews each executive officer’s base salary. When reviewing base salaries, the compensation committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. Based on the benchmarking study performed by CEL & Associates, base salaries for Messrs. Scott, Sischo, Ricci and Ms. Laing for 2007 were raised effective January 1, 2007 to $350,000, $350,000, $350,000 and $300,000, respectively, as compared to $254,150, $252,300, $243,600 and $240,275, respectively, for fiscal year 2006. The adjustments were due to the executive officers’ and our corporate fiscal year 2006 performance, including, among other things the progress made towards achieving the company’s goals during 2006 set forth above. Mr. Thomas elected to forgo an increase in base salary, which remains at $120,000, the level set at the time of our IPO in 2004.

Annual Target Bonus: Our compensation committee annually reviews and considers the annual performance objectives for our company. In February 2007, the compensation committee met and approved cash bonuses for performance for the 2006 fiscal year for Messrs. Scott, Sischo, Ricci and Ms. Laing. The actual cash bonus awarded depends on the achievement of specified corporate goals and individual performance objectives for each executive officer. Cash bonuses awarded to Messrs. Scott, Sischo, Ricci and Ms. Laing for performance in 2006 equaled 100% of the executive officers’ respective base salaries. Mr. Thomas elected to forgo a cash bonus.

Long-Term Incentives

Our company maintains long-term incentive opportunities to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

Our company’s long-term incentive program for its officers consists of restricted stock, incentive units, and stock option grants pursuant to our 2004 Equity Incentive Plan. To date, we have granted only incentive unit awards and restricted stock grants to our NEOs under the plan. These awards generally vest over a three-year period to encourage employees to remain with the company, which vesting period may be accelerated upon the achievement of certain performance targets prior to the three years. The compensation committee has the discretion to determine the individuals who receive awards, and the terms and provisions of those awards. Through incentive unit awards, restricted stock grants and stock options, executives and employees receive significant equity as an incentive to assist our company in building long-term stockholder value. Mr. Thomas received an award of restricted stock of 100,000 shares in March 2007 for performance during 2006, and will receive dividends on his restricted stock shares, to the extent paid. Incentive units granted to our executive officers represent a profits interest in our operating partnership, and whether vested or not, receive the same per unit distribution as holders of other limited partnership units in our operating partnership. Vested incentive units can be converted into regular operating partnership units in our operating partnership, to the extent of the executive’s economic capital account balance. Operating partnership units can be redeemed for cash, or, at our option, shares of our company’s common stock on a one-for-one basis. Messrs. Scott, Sischo, Ricci and Ms. Laing received awards of 50,000 units, 50,000 units, 50,000 units and 33,333 units, respectively, in March 2007 for performance in 2006. Our compensation committee does consider the number of outstanding incentive awards, both vested and unvested, held by executive officers when awarding new equity incentive grants.

Stock option grants in 2006, which were not made to any of the NEOs, were made at an exercise price of 100% of the fair market value of our common stock on the date of grant, as defined under our 2004 Equity Incentive Plan. Our compensation committee approves option grants generally on an annual basis during the first quarter of the year. Stock option grants have generally been made to employees at a senior vice president or equivalent level within our company, which employees are given the option to receive a portion of their compensation as a stock option grant in lieu of annual cash compensation.

Included in this proxy statement is the proposal to amend our 2004 Equity Incentive Plan to increase the number of shares reserved for future issuance under the plan by 350,000 shares, remove restrictions on the aggregate number of shares that can be granted subject to certain awards and eliminate the mandatory two year vesting requirement for restricted stock awards. During the two and a half years since our IPO in October 2004, our compensation committee and Board of Directors have approved awards under the plan intended to attract, incentivize and retain our employees, and intend to continue to do so.

Perquisites and Other Elements of Compensation. We do not provide significant perquisites, or “perks” to our named executive officers. We do cover certain expenses that we believe are in furtherance of our business goals and involve activities that executives pursue to our benefit, or that are undertaken by an executive at our request.

Agreements Governing Compensation

We have entered into employment agreements with each of our senior executive officers. Mr. Thomas’ employment agreement expires in October 2008; the employment agreements for each of Messrs. Ricci, Scott and Sischo and Ms. Laing expire in October 2007. However each of these employment agreements provides for automatic one-year extensions, unless either party provides at least 60 days’ notice of non-renewal.

Each of our executives has also entered into a non-competition agreement with us. Under these agreements each executive has agreed, unless approval is given by our board of directors, not to engage in real estate activities competitive with us in any capacity, with certain exceptions for investments pre-dating the agreements. Each of these executives will be bound by his or her non-competition covenant for so long as he or she is employed by us or serves as a member of our board of directors and for a one-year period thereafter.

Post-Termination Compensation and Benefits

Termination events that trigger post-termination payments and benefits under executive employment agreements include:

•	Severance Generally

Each of our executive employment agreements provides that, if an executive’s employment is terminated by us without cause or by the executive for good reason, the executive will be entitled to the following severance payments and benefits:

—	if more than one year is left on the executive’s contract, a lump-sum cash payment equal to three times the sum of his then-current annual base salary plus average bonus over the prior three years for Mr. Thomas, and, for each of the other executive officers, a lump-sum cash payment equal to two times the sum of his or her then-current annual base salary plus average bonus over the prior three years;

—	a prorated annual bonus for the year in which the termination occurs, paid at the time when annual bonuses are paid to our other senior executives; and

—	health benefits for one year following the executive’s termination of employment at the same cost to the executive as in effect immediately preceding such termination, subject to termination to the extent that the executive is eligible to receive benefits from a subsequent employer.

•	Following a Change of Control

Each employment agreement provides that, if the executive’s employment is terminated by us without cause or by the executive for good reason within 180 days after a change in control or, in the case of Mr. Thomas, within 90 days after the change of control event for any reason, then the executive will receive the above benefits and payments as though the executive’s employment was terminated without cause or for good reason, and all restricted stock and any other equity awards held by such executive will become fully vested.

Under the employment agreements, we have agreed to make additional payments to the executive if any amounts paid or payable to the executives would be subject to the excise tax imposed on certain so-called “excess parachute payments” under Section 4999 of the Internal Revenue Code. However, if a reduction in the payments and benefits of 10% or less would render the excise tax inapplicable, then the payments and benefits will be reduced by such amount, and we will not be required to make the additional payments, which are intended to offset the impact of the excise tax.

•	Other Terminations (death, disability)

The agreements also provide that the executive or his or her estate will be entitled to certain severance benefits in the event of his or her death or permanent disability. These benefits include a lump-sum cash payment equal to the executive’s then-current annual base salary, plus a pro-rated annual bonus for the year in which death or disability occurs, paid at the time annual bonuses are paid to our other senior executives. In addition, the executive’s eligible family members, and, in the case of disability, the executive, may receive health benefits for one year following death or disability, subject to termination if, in the case of termination for disability, the executive is re-employed and is eligible to receive benefits from a subsequent employer.

Stock Ownership/Retention Guidelines

We have not adopted stock ownership or equity retention guidelines for our executive officers. Our compensation committee and our Board of Directors have not deemed this to be necessary. Mr. Thomas continues to hold since our October 2004 IPO a substantial ownership interest in our company through operating partnership units, and each of Messrs. Ricci, Scott and Sischo have continued to hold a significant number of operating partnership units received at the time of our IPO. In addition, Messrs. Ricci, Scott and Sischo, and Ms. Laing have since 2004 annually received a significant part of their annual compensation in the form of incentive units subject to three-year vesting.

Tax and Regulatory Considerations

Section 162(m) of the Code limits us to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is performance-based compensation within the meaning of the Code. The compensation committee’s policy with respect to Section 162(m) is to try and preserve the deductibility of compensation payable to executive officers, although deductibility is only one among a number of factors considered in determining appropriate levels or means of compensation for these officers.

Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A. We expect to review during 2007 our 2004 Equity Incentive Plan and our executive employment agreements and consider appropriate amendments in order to meet the requirement of documentary compliance with Section 409A prior to year-end.

Compensation Committee Report(1)

The compensation committee reviewed and discussed the compensation discussion and analysis set forth above as required by Item 402(b) of Regulation S-K and contained within this proxy statement with management and, based on such review and discussions, recommended to the Board that the compensation discussion and analysis be included in this report and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

From the members of the Compensation Committee of the Board of Directors.

Winston H. Hickox (Chair)

R. Bruce Andrews

Edward D. Fox.

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended.

Executive Compensation

The following table and accompanying notes disclose compensation to our Chief Executive Officer, Chief Financial Officer and our next three most highly compensated executive officers for all services rendered by them in all capacities to us during the fiscal year 2006. These individuals are referred to as “the named executive officers” or “NEOs” of the Company.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation	All Other Compensation ($)(2)	Total ($)
James A. Thomas Chairman, President and Chief Executive Officer	2006	120,000	—	402,618		80,794	603,412

Diana M. Laing Chief Financial Officer and Secretary	2006	240,275	—	292,618	240,275	52,318	825,486

Thomas S. Ricci Executive Vice President	2006	243,600	—	693,888	243,600	85,118	1,266,206

Randall L. Scott Executive Vice President	2006	254,150	—	840,693	254,150	101,493	1,450,486

John R. Sischo Executive Vice President	2006	252,300	—	742,821	252,300	89,118	1,336,539

(1)	The amounts represent the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31 ,2006, in accordance with FAS 123(R), of restricted stock awards and incentive units pursuant to the 2004 Equity Incentive Plan, and therefore may include amounts from awards granted in and prior to 2006. Any estimated forfeitures were excluded from the determination of these amounts. Assumptions used in the calculation of these amounts are set forth in footnote 8 to our audited financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K/A filed with the SEC on April 20, 2007. Restricted stock awards vest on the third anniversary of the grant date. The incentive units awarded on March 2, 2005 vest over a three year period commencing October 13, 2004, with two-thirds of the units having vested as of 2006 year-end, and one-third to vest on October 13, 2007. The incentive units awarded on February 22, 2006 vest on the third anniversary of the grant date, provided, however that if the Board of Directors determines that the management objectives have been met, the units will vest on the second anniversary of the grant date.
(2)	All Other Compensation includes the following components:

	401(k) Contributions ($)	Healthcare Premiums ($)	Dividends on Restricted Stock & Incentive Units ($)
James A. Thomas	42,000	11,936	25,600
Diana M. Laing	10,500	17,220	22,400
Thomas S. Ricci	10,500	17,220	55,200
Randall L. Scott	10,500	18,595	67,200
John R. Sischo	10,500	17,220	59,200

GRANTS OF PLAN-BASED AWARDS

for Fiscal Year Ended December 31, 2006

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards(1)	All Other Stock Awards: Number of Shares of Stock or Units(#)(2)	Grant Date Fair Value of Stock Awards(3)
James A. Thomas	2/22/2006	—	60,000	740,400
Diana M. Laing	2/22/2006	30,000	—	365,700
Thomas S. Ricci	2/22/2006	30,000	—	365,700
Randall L. Scott	2/22/2006	30,000	—	365,700
John R. Sischo	2/22/2006	30,000	—	365,700

(1)	Represents awards of incentive units made on February 22, 2006 under our 2004 Equity Incentive Plan. The incentive units vest on the third anniversary of the grant date; provided, however, that if specified management objectives are achieved accordingly, the incentive units will vest on the second anniversary of the grand date. Incentive units include the right to receive cash dividends at the same rate as common stock.
(2)	Awards in this column relate to restricted stock granted on February 22, 2006 under the 2004 Equity Incentive Plan. The restricted stock vests on the third anniversary of the grant date, provided, however that if specified management objectives are met, the restricted stock grant will vest on the second anniversary of the grant date. Grants of restricted stock include the right to receive cash dividends at the same rate as common stock. Shares of restricted stock have the same voting rights as shares of common stock.
(3)	The grant date fair value of the awards of restricted stock and incentive units was calculated in accordance with FAS 123(R).

OUTSTANDING EQUITY AWARDS AT FISCAL 2006 YEAR-END

	Stock Awards
Name	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
James A. Thomas	106,667	(2)	1,707,739
Diana M. Laing	60,001	(3)	960,611
Thomas S. Ricci	107,778	(3)	1,725,531
Randall L. Scott	124,445	(3)	1,992,364
John R. Sischo	113,334	(3)	1,814,472

(1)	The market value of restricted stock is based upon the closing price of our Common Stock on the NASDAQ on December 29, 2006 (the last business day of 2006) of $16.01. For purposes of this table, it is assumed that one incentive unit represents the economic equivalent of one share of common stock.
(2)	Includes 46,667 shares of restricted stock that will vest on October 13, 2007 and 60,000 shares of restricted stock that will vest on February 22, 2009.
(3)	Includes incentive units granted on February 22, 2006, which vest on the third anniversary of the grant date; provided, however, that if the Board determines that the management objectives have been met, the incentive units will vest on the second anniversary of the grand date.

STOCK VESTED

For Fiscal Year Ended December 31, 2006

	Stock Awards
Name of Executive Officer	Number of Shares or Incentive Units Acquired on Vesting (#)	Value Realized on Vesting ($)(1)(2)
James A. Thomas	—	—
Diana M. Laing	16,667	228,333
Thomas S. Ricci	61,111	837,225
Randall L. Scott	77,778	1,065,559
John R. Sischo	66,667	913,333

(1)	An individual, upon vesting of incentive units, does not receive cash equal to the amount contained in the Value Realized column of this table. Instead, the amounts contained in the Value Realized column reflect the market value of our common stock on the vesting date, assuming that one incentive unit represents the economic equivalent of one share of common stock. Our company has the option to payout in cash or shares of common stock. Any cash payout would be based on the cash value of our common stock at the date of redemption.
(2)	The market value is based upon the closing price of our Common Stock on the NASDAQ on October 13, 2006 (date of vesting) of $13.70.

Employment Agreements and Noncompetition Agreements

In October 2004, we entered into employment agreements with each of Messrs. Thomas, Ricci, Scott and Sischo and Ms. Laing. Mr. Thomas serves as our President and Chief Executive Officer, Messrs. Ricci, Scott and Sischo serve as our Executive Vice Presidents, and Ms. Laing serves as our Chief Financial Officer and Secretary. These employment agreements require Messrs. Thomas, Ricci, Scott and Sischo and Ms. Laing to devote substantially all of their business time to the performance of their duties to us. The employment agreement with Mr. Thomas has a four-year term (expiring October 2008), and the employment agreements with each of our other NEOs have three-year terms (expiring October 2007). Each employment agreement provides for automatic one-year extensions thereafter, unless either party provides at least 60 days’ notice of non-renewal.

The employment agreements provide for:

•

an annual base salary of $120,000 for Mr. Thomas, $350,000 for Mr. Ricci, $350,000 for Mr. Scott, $350,000 for Mr. Sischo and $300,000 for Ms. Laing, subject to increase in accordance with our normal executive compensation practices;

•

eligibility for an annual cash performance bonus based on the satisfaction of performance goals to be established in the discretion of our compensation committee, with a target annual bonus for the first year for Mr. Thomas of 100% of his base salary, and a target annual bonus for the first year for each of the other NEOs of 75% of base salary; and

•	participation in other incentive, savings, retirement and other benefit plans available generally to our senior executives.

The terms of our executive employment agreements are described in more detail under within the “Compensation Discussion and Analysis” set forth above.

Proposal to Amend the 2004 Equity Incentive Plan (Proposal 2)

What are we asking you to approve?

Our stockholders are being asked to approve amendments to the Thomas Properties Group, Inc. 2004 Equity Incentive Plan (“Plan”). If approved, the amendments would:

•	increase the number of shares of our common stock reserved for issuance or transfer under the Plan from 2,011,906 shares to a total of 2,361,906 shares;
•	eliminate the restrictions on the aggregate number of shares that may be issued or transferred with respect to specified awards granted under the Plan; and
•	remove the requirement that grants of restricted shares must be subject to a substantial risk of forfeiture for at least two years.

What does the Board of Directors recommend with respect to Proposal 2?

Our compensation committee and the full Board of Directors believe that in order to successfully attract and retain the best possible candidates, we must continue to offer a competitive equity incentive program. As of December 31, 2006, only 661,693 shares of our common stock remained available for future grant of stock and incentive awards under the Plan, a number that the compensation committee and the full Board of Directors believes to be insufficient to meet our anticipated needs over the next one to two years. Therefore, the compensation committee recommended, and the full Board of Directors approved, subject to stockholder approval, an amendment to increase the maximum number of shares of common stock issuable under the Plan as set forth above, which is subject to adjustment as provided in the Plan upon certain changes in our capital structure. In addition, we have proposed to amend the Plan to allow increased flexibility in the use of shares reserved under the plan for issuance as any type of award authorized under the plan, and also to allow grants of restricted stock with any vesting schedule we may determine to be appropriate under the circumstances.

Proposed Plan Amendments.

Our compensation committee and Board of Directors have declared it advisable and have approved, and recommend that our stockholders approve, an amendment to Section 3(a) of the Plan to replace the figure “2,011,906 Common Shares” and insert the following in lieu thereof: “2,361,906 Common Shares”. As currently drafted, Section 3(a) provides as follows:

“(a) Subject to adjustment as provided in Section 3(b) and Section 8 of this Plan, the number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights, (ii) as Restricted Shares and released from substantial risks of forfeiture thereof, or (iii) in payment of dividend equivalents paid with respect to Awards made under the Plan shall not exceed in the aggregate 2,011,906 Common Shares, minus the number of Incentive Units granted under the Plan. Such shares may be authorized but unissued shares or treasury shares or a combination of the foregoing.”

Our compensation committee and Board of Directors have declared it advisable and have approved, and recommend that our stockholders approve, an amendment to the Plan to delete Section 3(c) therein. Presently Section 3(c) provides as follows:

“(c) Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 8 of this Plan, (i) the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Option Rights shall not exceed 619,048, and (ii) the number of shares issued as Restricted Shares (after taking forfeitures into account) and Incentive Units granted shall not in the aggregate exceed 1,392,858.”

Our compensation committee and Board of Directors have declared it advisable and have approved, and recommend that our stockholders approve, an amendment to the Plan to delete Section 5(c) therein, and make certain other conforming changes to Section 5 of the Plan. Presently, Section 5(c) provides as follows:

(c) Each such grant shall provide that the Restricted Shares covered by such grant shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period of not less than two years. Notwithstanding the foregoing, each such grant may provide for the earlier lapse of such substantial risk of forfeiture upon (i) the Participant achieving Management Objectives specified in such grant, or (ii) a Change in Control.

Description of the plan as presently in effect.

Our Board adopted the Plan on July 28, 2004 prior to our initial public offering. A summary of the Plan as currently in effect is set forth below. This Plan summary is not intended to be exhaustive. A complete copy of the Plan, as proposed to be amended and restated, is attached to this proxy statement as Appendix A.

Awards Available under the Plan. The Plan provides for the discretionary award of (i) incentive stock options (“ISOs”) that satisfy the requirements of Section 422 of the Code, as well as stock options that do not qualify as ISOs (“Nonstatutory Options,” and collectively with ISOs, “Option Rights”), (2) restricted shares and (3) incentive units.

Eligibility. ISOs may be granted only to employees of the company or any of our subsidiaries. Awards other than ISOs may be granted to officers, employees and consultants of the company or any of our affiliates or subsidiaries, or any person who has agreed to commence serving in any such capacity within 90 days of the date of grant. Awards other than ISOs may also be granted to any other individual (other than a member of our Board who is an employee of the company or any of our subsidiaries or affiliates) whose participation in the Plan is determined by our Board to be permissible and in the best interests of our company.

Shares Available under the Plan. The number of shares of our common stock that may be issued or transferred (i) upon the exercise of Option Rights, (ii) as restricted shares and released from substantial risks of forfeiture thereof, or (iii) in payment of dividend equivalents paid with respect to any awards made under the Plan may not exceed in the aggregate 2,011,906 shares, less the number of incentive units granted under the Plan. Such shares may be authorized but unissued shares or treasury shares or a combination of the foregoing. Upon payment in cash of the benefit provided under any award granted under the Plan, any shares covered by such award shall again be available for issuance or transfer under the Plan.

The maximum number of shares that may be issued and transferred by the company upon the exercise of Option Rights is 619,048, and the maximum number of shares that may be issued as restricted shares (after taking forfeitures into account) and incentive units granted is 1,392,858.

Administration of the Plan. The Plan is administered by our Board, which may from time to time delegate all or any part of its authority to a committee of the Board (or subcommittee thereof). Our Board’s interpretation and construction of any provision of the Plan or any award agreement executed thereunder shall be final and conclusive.

Types of Awards.

Option Rights. Our Board may grant both ISOs and Nonstatutory Options under the Plan. Option Rights must have an exercise price that is not less than the fair market value per share of our common stock on the date of grant. ISOs granted to employees who hold shares possessing at least 10% of the combined voting power of all classes of our stock or the stock of any of our subsidiaries (“10% stockholder”) must have an exercise price that is at least 110% of the fair market value per share of our common stock on the date of grant.

The term of an Option Right may not exceed 10 years from the date of grant, although the term of an ISO granted to a 10% stockholder may not exceed 5 years from the date of grant. Each grant of an Option Right shall specify the date or event (which may include the achievement of specified management objectives) when all or any installment of the Option Right will become exercisable, and may provide for an earlier exercise upon the occurrence of a change in control of the company. In the event of a participant’s termination of employment by reason of death, disability or retirement, or in the case of hardship or other special circumstances, our Board may accelerate the time at which an Option Right becomes exercisable.

Restricted Shares. Our Board may grant restricted shares under the Plan. Each grant of restricted shares may be made without additional consideration or in consideration of a payment by the participant of less than the fair market value per share of our common stock on the date of grant. Each grant of restricted shares shall provide that such shares will be subject to a substantial risk of forfeiture for a period of not less than 2 years. Notwithstanding the foregoing, each grant may provide for an earlier lapse of a substantial risk of forfeiture upon the participant meeting specified management objectives or upon the occurrence of a change in control of the company.

Each grant of restricted shares shall set forth limits on the transferability of the restricted shares during the period in which such shares are subject to a substantial risk of forfeiture. In the event of a participant’s termination of employment by reason of death, disability or retirement, or in the case of hardship or other special circumstances, our Board may accelerate the time at which any substantial risk of forfeiture or prohibition on transfer will lapse.

Incentive Units. Our Board may grant incentive units under the Plan. Our company’s grant of incentive units causes our operating partnership, Thomas Properties Group, L.P. (the “Operating Partnership”), to issue incentive units, which represent a partnership interest in the Operating Partnership, to a participant at such times and subject to such terms as set forth in the Operating Partnership’s limited partnership agreement. Each incentive unit issued by the Operating Partnership shall reduce the number of shares of our common stock available for grant under the Plan on a one-for-one basis.

Each grant of incentive units shall be evidenced by an award agreement, which agreement may include vesting, forfeiture and transfer restrictions. An award agreement also may require the participant to satisfy certain management objectives for the vesting of incentive units granted thereunder. A participant’s rights with respect to incentive units granted under the Plan, including with respect to vested and unvested incentive units, shall be governed by the terms of the limited partnership agreement.

Management Objectives. Management objectives for participants who receive Option Rights, restricted shares and incentive units (each, as applicable) may be described in terms of company-wide objectives or objectives related to the performance of the particular participant or of a particular project with which the participant may be involved. Management objectives may be made relative to the performance of other comparable companies or an industry index, if so determined by our Board. The management objectives for any award intended to comply with Section 162(m) of the Code (which limits the deductibility of compensation paid to our chief executive officer and certain other senior executives) shall be based upon specified levels of growth in one or more of the following criteria: (i) cash flow, (ii) return on invested capital, (iii) net income, (iv) earnings per share of our common stock, (v) total revenue, fee revenue and/or rental revenues, (vi) stock price or return on investment to stockholders, and/or (vii) achievement of specified budgetary criteria for a specified project.

Transferability. Except as otherwise determined by our Board, no award granted under the Plan shall be transferable by a participant other than by will or the laws of descent and distribution.

Adjustments. Our Board may make or provide for adjustments in the number of shares of our common stock covered by outstanding Option Rights, in the exercise price for such Option Rights and in the kind of shares covered thereby, as our Board may determine is equitably required to prevent dilution or enlargement of a participant’s rights that otherwise would result from (i) any change in capital structure of the company, (ii) any merger, consolidation, spin-off, split-off, spin out, split up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase company securities, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of such a transaction or event, our Board may substitute for any and all outstanding awards under the Plan such alternative consideration as our Board may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. Our Board may also make or provide for adjustments in the number of shares that may be issued or transferred under the Plan as appropriate to reflect any such transaction or event, provided that no such adjustment shall cause an Option Right intended to qualify as an ISO to fail to so qualify.

Deferred Issuances and Settlements. Our Board may permit participants to elect to defer the issuance of shares of our common stock or the settlement of awards in cash under the Plan pursuant to such rules, procedures and programs as it may establish for purposes of the Plan. Our Board may also provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

Amendment and Termination. Unless terminated sooner, the Plan will terminate automatically on July 8, 2014. Prior to that date, our Board may amend or terminate the Plan in whole or in part, subject to the approval of our stockholders of any Plan amendment if (i) required by applicable law or rules of the principal exchange on which shares of our common stock are traded or quoted or (ii) such amendment will increase the benefits accruing to participants, increase the number of shares of our common stock that may be issued under the Plan or modify the eligibility requirements for participating in the Plan.

Plan Benefits. The amount and timing of awards granted under the Plan are determined in the sole discretion of our Board. The future awards that would be received under the Plan by our executive officers and other employees are discretionary and are therefore not determinable at this time.

Certain Tax Consequences.

The following discussion summarizes certain United States federal income tax consequences that generally will arise with respect to the awards granted under the Plan. This discussion is based on U.S. tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. income tax aspects of the Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the Plan. We suggest that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Nonstatutory Options. A participant will not recognize any taxable income at the time a Nonstatutory Option is granted. Upon exercise of a Nonstatutory Option, the participant must include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the participant’s exercise price. At the time a participant sells shares acquired pursuant to the exercise of a Nonstatutory Option, any appreciation (or depreciation) in the value of the shares after the date of exercise generally will be treated as capital gain (or loss).

Incentive Stock Options. A participant generally will recognize no income upon the grant of an ISO and incur no tax on its exercise. If the participant holds shares acquired upon exercise of an ISO (the “ISO Shares”) for more than one year after the date the option was exercised and for more than 2 years after the date the option was granted, the participant generally will realize capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

If the participant disposes of ISO Shares prior to the expiration of either required holding period as described above, then the participant will recognize ordinary income upon the disposition of the ISO Shares in an amount generally equal to the excess of the fair market value of the ISO Shares at the time of exercise (or, if less, the amount realized upon the disposition of such shares) over the option exercise price. Any further gain (or loss) realized by the participant will be taxed as capital gain (or loss).

Subject to certain exceptions for death or disability, if a participant exercises an ISO more than three months after termination of employment, the exercise of the option will be taxed as the exercise of a Nonstatutory Option. In addition, if a participant is subject to the federal alternative minimum tax, the exercise of an ISO will be treated essentially the same as the exercise of a Nonstatutory Option for purposes of the alternative minimum tax.

Restricted Shares. A participant who receives an award of restricted shares generally will recognize income on the fair market value of the award reduced by any amount paid by the participant at such time as the forfeiture restrictions on the underlying shares of our common stock lapse. However, if a participant makes a timely election under Section 83(b) of the Code, the participant will recognize income on the date of transfer of such shares in an amount equal to the fair market value of the shares (determined without regard to the risk of forfeiture or restrictions on transfer) less the purchase price paid for the shares. If an election under Section 83(b) of the Code has not been made, any dividends received with respect to restricted shares that are subject at that time to a substantial risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the participant.

Incentive Units. A participant who receives a grant of incentive units generally will recognize income on the fair market value of such units (reduced by any amount paid for such units), unless the incentive units are subject to a substantial risk of forfeiture within meaning of Section 83 of the Code. Incentive units that are subject to a substantial risk of forfeiture are subject to the Section 83 tax rules that apply to restricted shares, as described above.

Tax Treatment for the Company. The company generally will be entitled to a tax deduction in connection with an award granted under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income, provided that, among other things, the income is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code, and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.

Deferred Compensation. Any awards granted under the Plan that are considered to be deferred compensation must satisfy the requirements of Section 409A of the Code to avoid adverse tax consequences to participating employees. These requirements include limitations on election timing, acceleration of payments, and distributions. To the extent that deferrals of awards granted under the Plan fail to meet these requirements, such awards will be subject to immediate taxation and tax penalties in the year they vest.

Report of the Audit Committee

This Report of the audit committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference by any general statement incorporating by reference this proxy statement into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein, and shall not otherwise be deemed filed under those Acts.

During fiscal 2006, the audit committee met with both management and the Company’s outside auditors, Deloitte & Touche LLP and Ernst & Young LLP, to discuss financial management, accounting and internal controls. The audit committee has reviewed and discussed with management and Ernst & Young LLP the Company's audited consolidated financial statements for the year ended December 31, 2006 and the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations'' in the Annual Report on Form 10-K. The audit committee reviewed management's representations and reviewed certifications prepared by the Chief Executive Officer and Chief Financial Officer that the unaudited quarterly and audited consolidated financial statements of the Company fairly represent, in all material respects, the financial condition and results of operations of the Company. Management advised the audit committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles, and reviewed significant accounting issues with the audit committee. These reviews included discussions with Ernst & Young LLP and Deloitte & Touche LLP of the matters required to be discussed pursuant to the Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees).

With respect to the Company’s outside auditors, the audit committee, among other things, has received the written disclosures made to the audit committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Ernst & Young LLP matters relating to its independence.

The audit committee has been updated periodically on management's process to assess the adequacy of the Company's internal control over financial reporting, the framework used to make the assessment, and management's conclusions on the effectiveness of the company's internal control over financial reporting. The audit committee has also discussed with Ernst & Young LLP the Company's internal control assessment process, management's assessment with respect thereto and Ernst & Young LLP 's evaluation of the Company's internal control over financial reporting.

On the basis of these reviews and discussions, the audit committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K and amended report on Form 10-K/A for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission.

Members of the audit committee:

R. Bruce Andrews

Edward D. Fox

Winston H. Hickox

Related Party Transactions

We have entered into indemnity agreements with our directors and executive officers that provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings in which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and our bylaws.

Since January 1, 2006, we have not entered into any, nor are there any pending, transactions in which our directors or executive officers have a direct or indirect material interest.

Our audit committee is responsible for reviewing and approving, in advance, all related party transactions. Related parties include any of our directors or executive officers, certain of our stockholders and their immediate family members. To identify any related party transactions, each year, we submit and require our directors and officers to complete Director and Officer Questionnaires identifying any transactions with us in which the executive officer or director or their family members has an interest. We review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, with our interests. In addition, our audit committee determines, on an annual basis, which members of our Board of Directors meet the definition of independent director as defined in Rule 4200 of Nasdaq’s Marketplace Rules. Our audit committee reviews and discusses any relationships with directors that would potentially interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director. Finally, our Code of Business Conduct, also available on our investor relations website, establishes the corporate standards of behavior for all our employees, officers, and directors.

Formation Transactions

Through a series of transactions related to our initial public offering in October 2004 and the consummation of various formation transactions, Mr. Thomas and others consolidated ownership of a portfolio of properties into our company. In particular, Mr. Thomas and entities controlled by him, and each of Messrs. Ricci, Scott and Sischo, executive officers of our company, entered into a master contribution agreement with our company pursuant to which they contributed their direct and indirect interests in properties and other assets to our operating partnership in exchange for 16,666,666 units, in the aggregate. Each operating partnership unit issued in the formation transactions is paired with one share of limited voting stock. Following 2006 year end, in our public offering of 9,200,000 shares that closed on April 25, 2007, we redeemed 1,750,000 operating partnership unit held by entities controlled by Mr. Thomas, together with the paired shares of limited voting stock, which were cancelled. In addition, we redeemed 45,000 operating partnership units held by John Sischo that were received upon conversion of vested incentive units. These paired units are each held by an entity controlled by Mr. Thomas. Mr. Thomas controls the voting of all shares of limited voting stock, including those paired with operating partnership units held for the benefit of Messrs. Ricci, Scott and Sischo.

Entities controlled by Mr. Thomas, our Chairman, President and Chief Executive Officer, were the primary contributor of the 89% interests we acquired in each of One Commerce Square and Two Commerce Square as part of our formation transactions. Entities controlled by Mr. Thomas retained an 11% minority interest in each of One Commerce Square and Two Commerce Square to mitigate transaction costs. As the general partner of our operating partnership, we control the day-to-day decisions relating to the Commerce Square properties.

Description of Contribution Agreement, Tax Indemnity and Debt Guarantees

Concurrently with the completion of our initial public offering in October 2004, we entered into a partnership agreement with the limited partners of our operating partnership. Mr. Thomas holds operating partnership units through entities controlled by him, and each of Messrs. Ricci, Scott and Sischo have an indirect interest in operating partnership units that are held by entities controlled by Mr. Thomas. In addition, Messrs. Ricci, Scott and Sischo, together with Ms. Laing, directly hold incentive units in the Company’s operating partnership that are subject to vesting. Holders of operating partnership units under the partnership agreement have rights to cause our operating partnership to redeem their units for an amount of cash per unit equal to the then-current market value of one share of our common stock, or, at our election, to exchange their units for shares of our common stock on a one-for-one basis.

Our operating partnership has agreed, without the consent of Mr. Thomas, not to directly or indirectly sell, exchange or otherwise dispose of in a taxable transaction any of our interest in either One Commerce Square or Two Commerce Square prior to October 2008. However, if Mr. Thomas and related entities sell to our company the 11% remaining interest in each of One Commerce Square and Two Commerce Square held by them prior to that date (but in any event following October 2007) and for not more than $4.0 million in the aggregate, then this period is extended to October 2013 (or up to October 2016 so long as Mr. Thomas and his related entities collectively retain at least 50% of the units received by them in the formation transactions). These two properties represented 35% of annualized rent for properties in which we hold an ownership interest as of December 31, 2006. These restrictions do not apply to the disposition of a Commerce Square property under certain circumstances, including a like kind exchange or involuntary conversion under the Internal Revenue Code, other tax deferred transactions, in the event of certain mergers or consolidations whereby our Company continues to hold properties subject to similar restrictions, or other transactions following a basis adjustment such that a contributor of the relevant property to our partnership would not be allocated taxable gain as a result of the transaction. During the same period these disposition restrictions apply, we agreed to use commercially reasonable efforts to make $221 million of indebtedness available to the guaranteed entities controlled by Mr. Thomas, Mr. Fox, and Mr. Richard Gilchrist, an individual formerly affiliated with Maguire Thomas Partners, one of our predecessor companies. Among other things, these debt guarantees allow the guarantors to include this debt in the tax basis of their unit holdings and defer the recognition of gain in connection with the formation transactions.

Indemnification for Guarantee Obligations

Mr. Thomas has guaranteed obligations of up to $7.5 million with respect to the mezzanine loans on our Two Commerce Square property and we have agreed to indemnify Mr. Thomas in the event his guarantees of these loans are called upon.

Registration Rights

We granted registration rights to those entities that received units as a result of the formation transactions undertaken in connection with our initial public offering in October 2004, and to those individuals receiving incentive units. These entities, all of which are directly or indirectly controlled by Mr. Thomas, have registration rights with respect to the shares of our common stock that may be acquired by them in connection with the exercise of redemption rights under our operating partnership agreement. Each of our executive officers, consisting of Messrs. Ricci, Scott and Sischo, and Ms. Laing, has registration rights with respect to operating partnership units received upon conversion of vested incentive units. These registration rights will require us to seek to register the shares of our common stock acquired upon redemption of units.

Use of Aircraft owned by Mr. Thomas

Mr. Thomas is reimbursed for the use of his aircraft by him or other Company employees, for Company business. The reimbursement is two times the quoted market rate for first class airfare to the same destinations. The cost is determined by using various available third party sources.

Commerce Square Restaurant

An affiliate of our Company controlled by Mr. Thomas presently leases retail space for a restaurant at One Commerce Square and Two Commerce Square that is managed by an unaffiliated third party. This arrangement was entered into in 2001 to accommodate One Commerce Square and Two Commerce Square in establishing a restaurant. Under the arrangement, the affiliate of our predecessor company agreed to own the stock of the restaurant, with the restaurant operator holding an option to purchase the stock upon achieving certain financial measures. Any unpaid rent is added to the option price for the restaurant operator. Mr. Thomas has not received any payments or distributions relating to this restaurant. While the restaurant is a desirable tenant amenity, patronage at the restaurant has historically not been sufficient to make the restaurant cash-flow positive and able to pay its full rental obligations. For fiscal year 2006, we earned rental revenues and tenant reimbursements from the affiliate of $56,000.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires our directors and executive officers and beneficial owners of more than 10% of outstanding shares of our common stock to file reports of holdings and transactions in the Company’s stock with the SEC by certain deadlines. Based on our records and other information, we believe that all Section 16(a) SEC filing requirements applicable to our directors and executive officers for the year ended December 31, 2006 were timely met, except that Mr. Fox, one of our non-employee directors, was delinquent in reporting the granting of the restricted stock on May 24, 2006, which were reported on Form 4 filed on June 2, 2006.

Proposal to Ratify the Appointment of the Independent Certified Accountants of the Company for the Fiscal Year Ending December 31, 2007 (Proposal 3)

What are we asking you to approve?

Ernst & Young LLP has been selected by the Board, upon recommendation of the audit committee, to audit the consolidated financial statements of the Company for the year ending December 31, 2007. We are asking you to ratify this engagement. It is expected that one or more representatives of Ernst & Young LLP will attend the annual meeting, with the opportunity to make a statement if they should so desire and will be available to respond to appropriate questions.

What does the Board of Directors recommend with respect to Proposal 3?

The Board recommends a vote FOR the ratification of the appointment of the independent auditors of the Company.

What vote is required for this proposal?

The affirmative vote of the holders of a majority of our outstanding shares of common stock present in person or represented by proxy and entitled to vote on this Proposal 3 is required to approve this Proposal 3. Under Delaware law, in determining whether this Proposal 3 has received the requisite number of affirmative votes, abstentions will be counted and have the same effect as a vote against this proposal and broker non-votes will not be counted for purposes of this proposal.

What fees have been paid to accountants for the fiscal years ending December 31, 2006 and 2005?

The following table sets forth the aggregate fees billed to us by Ernst & Young LLP for professional services rendered on behalf of the Company and its subsidiaries and its predecessor, as well as all out-of-pocket costs incurred in connection with these services (amounts in thousands):

	2006	2005
Audit Fees	$592,000	$—
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$592,000	$—

The following table sets forth the aggregate fees billed to us by Deloitte & Touche LLP, our independent audit firm for fiscal 2005, for professional services rendered on behalf of the Company and its subsidiaries and its predecessor, as well as all out-of-pocket costs incurred in connection with these services (amounts in thousands):

	2006	2005
Audit Fees	$270,000	$1,186,000
Audit-Related Fees	—	—
Tax Fees	734,000	1,168,000
All Other Fees	32,000	60,000

Total	$1,036,000	$2,414,000

Audit Fees

Consists of fees billed for professional services rendered for the audits of the Company’s annual financial statements, reviews of the financial statements included in the Company’s quarterly reports, audits of revenues and certain expenses for acquired properties, stand-alone audits of subsidiaries and audit of internal controls over financial reporting in 2006.

Tax Fees

Tax fees represent fees for tax compliance, tax consulting and tax planning.

All Other Fees

All other fees represent fees for property tax consulting.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The audit committee pre-approves, and did pre-approve all audit and permissible non-audit services provided by Ernst & Young LLP during 2006. These services may include audit services, audit-related services, and other services.

Other Matters

The management of the Company does not intend to present, and does not have any reason to believe that others will present, any item of business at the annual meeting other than those specifically set forth in the notice of the meeting. However, if other matters are properly presented for a vote, the proxies will be voted for such matters in accordance with the judgment of the persons acting under the proxies.

Annual Report

The Company’s annual report for the year ended December 31, 2006 on Form 10-K, and as amended on Form 10-K/A is enclosed with this proxy statement. Stockholders are referred to the report for financial and other information about the Company.

By Order of the Board of Directors

Diana M. Laing

Chief Financial Officer and Secretary

Los Angeles, California

April 30, 2007

Appendix A

THOMAS PROPERTIES GROUP, INC.

AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN

1. Purpose. The purpose of this Thomas Properties Group, Inc. 2004 Equity Incentive Plan is to attract, reward and retain officers, employees and consultants for Thomas Properties Group, Inc. and its Affiliates and Subsidiaries.

2. Definitions. As used in this Plan,

(a) “Affiliate” means any entity, other than a Subsidiary, directly or indirectly controlling, controlled by or under common control with the Company. Control of an entity or the Company means the power to direct the management and policies of such entity or the Company, directly or indirectly, whether through the ownership of Voting Securities or other interests, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

(b) “Award” means any award of an Option Right, Restricted Shares or Incentive Units granted under the Plan.

(c) “Award Agreement” means a written agreement setting forth the terms, conditions and restrictions of the Award granted to the Participant. An Award Agreement may be an “Option Award Agreement,” a “Restricted Share Award Agreement” or an “Incentive Unit Award Agreement.”

(d) “Board” means the board of directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 13 of this Plan, such committee (or subcommittee).

(e) “Change in Control” shall have the meaning provided in Section 9 of this Plan.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g) “Common Shares” means the shares of common stock, par value $.01 per share, of the Company or any security into which such Common Shares may be changed, by operation of law or otherwise.

(h) “Company” means Thomas Properties Group, Inc., a Delaware corporation.

(i) “Date of Grant” means the date specified by the Board on which an Award shall become effective (which date shall not be earlier than the date on which the Board takes action with respect thereto).

(j) “Director” means a member of the Board.

(k) “Effective Date” means July 8, 2004.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(m) “Fair Market Value” means, as of any particular date, the value of the Common Shares determined as follows: (i) the closing sale price per Common Share as reported on the principal exchange on which Common Shares are then trading, or if there are no sales on such day, on the next preceding trading day during which a sale occurred, or (ii) if clause (i) does not apply, the fair market value of the Common Shares as determined by the Board.

(n) “Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision thereto.

(o) “Incentive Units” means units that represent a type of limited partnership interest in the Partnership granted pursuant to Section 6 of this Plan.

(p) “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Restricted Shares or Incentive Units, and, if so determined by the Board, Option Rights. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of a particular project with which an individual Participant may be involved. The Management Objectives may be made relative to the performance of other comparable companies, or an industry index, if so determined by the Board. The Management Objectives applicable to any award to an employee that is intended to comply with Section 162(m) of the Code shall be based on specified levels of or growth in one or more of the following criteria:

(1) cash flow;

(2) return on invested capital;

(3) net income (which may include equity in net income of uncombined entities);

(4) earnings per share;

(5) total revenue, fee revenue, and/or rental revenues;

(6) stock price or return on investment to stockholders; and/or

(7) achievement of specified budgetary criteria for a particular project.

If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Board may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Board deems appropriate and equitable, except in the case of an employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Board shall not make any modification of the Management Objectives or minimum acceptable level of achievement.

(q) “Optionee” means the optionee named in an Award Agreement evidencing an outstanding Option Right.

(r) “Option Price” means the purchase price payable on exercise of an Option Right.

(s) “Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 of this Plan.

(t) “Participant” means a person who is selected by the Board to receive an Award under this Plan and who is at the time an officer, employee or consultant of the Company or any one or more of its Affiliates or Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant, and shall also include any other individual (other than a Director who is an employee of the Company, any Subsidiary of the Company, or any Affiliate thereof), whose participation in the Plan is determined by the Board to be permissible and in the best interests of the Company.

(u) “Partnership” means Thomas Properties Group, L.P., a Maryland Limited Partnership.

(v) “Partnership Agreement” means the Agreement of Limited Partnership of Thomas Properties Group, L.P., dated as of October 13, 2004, as may be amended from time to time.

(w) “Plan” means this Thomas Properties Group, Inc. 2004 Equity Incentive Plan.

(x) “Restricted Shares” means Common Shares granted pursuant to Section 5 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 5 has expired.

(y) “Subsidiary” means any corporation, partnership, limited liability company, joint venture or other entity of which a majority of (i) the Voting Securities, or (ii) the outstanding equity interests are owned, directly or indirectly, by the Company, except for the purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns, directly or indirectly, a majority of the Voting Securities.

(z) “Voting Power” means, at any time, (i) the combined voting power of the Voting Securities in the case of the Company, or (ii) the combined voting power of then-outstanding securities entitled to vote generally in the election of members of the board of directors or similar body in the case of another entity.

(aa) “Voting Securities” means, at any time, (i) the securities entitled to vote generally in the election of Directors in the case of the Company, or (ii) the securities entitled to vote generally in the election of members of the board of directors or similar body in the case of another entity.

3. Shares Available Under the Plan.

(a) Subject to adjustment as provided in Section 3(b) and Section 8 of this Plan, the number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights, (ii) as Restricted Shares and released from substantial risks of forfeiture thereof, or (iii) in payment of dividend equivalents paid with respect to Awards made under the Plan shall not exceed in the aggregate 2,361,906 Common Shares, minus the number of Incentive Units granted under the Plan. Such shares may be authorized but unissued shares or treasury shares or a combination of the foregoing.

(b) The number of shares available in Section 3(a) above shall be adjusted to account for shares relating to Awards that expire or are forfeited or that are transferred, surrendered or relinquished upon the payment of any Option Price by the transfer to the Company of Common Shares or upon satisfaction of any withholding amount. Upon payment in cash of the benefit provided by any Award granted under this Plan, any shares that were covered by that Award shall again be available for issue or transfer hereunder.

4. Option Rights. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase Common Shares. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements contained in the following provisions:

(a) Each grant shall specify the number of Common Shares covered by such grant, subject to the limitations set forth in Section 3 of this Plan.

(b) Each grant shall specify an Option Price per Common Share, which may not be less than the Fair Market Value of a Common Share on the Date of Grant.

(c) Each grant shall specify the date or event (which may include the achievement of specified Management Objectives) when all or any installment of the Option Right is to become exercisable, and may provide for the earlier exercise of such Option Right in the event of a Change in Control. Notwithstanding the foregoing, no Option Right shall be exercisable more than 10 years from the Date of Grant.

(d) Each grant shall specify whether the Option Price shall be payable (i) in cash or by check acceptable to the Company, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee for at least 6 months, or (iii) by a combination of such methods of payment.

(e) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

(f) Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing.

(g) Incentive Stock Options shall be granted only to Participants who are “employees” of the Company or any Subsidiary, within the meaning of Section 3401(c) of the Code. In addition, a Participant who owns (taking into account Section 424(d) of the Code) more than 10% of the Voting Securities of the Company or any of its Subsidiaries shall not be eligible for the grant of an Incentive Stock Option unless the requirements set forth in Section 422(c)(5) of the Code are satisfied.

(h) Each grant of Option Rights shall be evidenced by an Award Agreement, which shall specify whether the Option Right is intended to be an Incentive Stock Option. Each Award Agreement shall be subject to the Plan and shall contain such terms and provisions as the Board may approve, and, if the Board shall so provide, may require the satisfaction or achievement of certain Management Objectives as a condition to the exercise thereof.

5. Restricted Shares. The Board may authorize the granting of Restricted Shares to Participants. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

(a) Each such grant shall constitute an immediate transfer of the ownership of the Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to substantial risk of forfeiture and restrictions on transfer for such vesting period as may be specified at the time of grant.

(b) Each such grant may be made without additional consideration or in consideration of a payment by such Participant that is less than the Fair Market Value per Common Share at the Date of Grant.

(c) Each such grant shall provide that during the period during which the grant is subject to substantial risk of forfeiture, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed in the Award Agreement (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

(d) Any such grant may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying Award.

(e) Each grant of Restricted Shares shall be evidenced by an Award Agreement, which shall contain such terms and provisions, consistent with this Plan, as the Board may approve and may require the satisfaction or achievement of certain Management Objectives specified in an Award Agreement for the vesting thereof. Unless otherwise directed by the Board, all certificates representing Restricted Shares shall be held in custody by the Company until all restrictions thereon shall have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares.

6. Incentive Units. The Board may also authorize the granting of Incentive Units as follows:

(a) Each such grant shall constitute an agreement by the Company to cause the Partnership to issue Incentive Units to the Participant at such times and subject to such terms and conditions as set forth in the

Partnership Agreement. Subject to adjustment as provided in Section 3(b), each Incentive Unit issued by the Partnership shall reduce the number of Common Shares reserved under Section 3(a) of this Plan on a one-for-one basis.

(b) Each such grant shall entitle the Participant to such interest and payments within and from the Partnership at such times and subject to such terms and conditions as set forth in the Partnership Agreement.

(c) Each grant of Incentive Units shall be evidenced by an Award Agreement, which shall contain such terms and provisions, consistent the Partnership Agreement and this Plan, as the Board may approve, and may require the satisfaction or achievement of certain Management Objectives specified in an Award Agreement for the vesting thereof.

7. Transferability.

(a) Except as otherwise determined by the Board, no Award shall be transferable by a Participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Board, Option Rights shall be exercisable during the Optionee’s lifetime only by him or her or by his or her guardian or legal representative.

8. Adjustments. The Board may make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights granted hereunder, in the Option Price, and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Board may also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Board, in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 8; provided, however, that any such adjustment shall be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail so to qualify.

9. Change in Control. For purposes of this Plan, except as may be otherwise defined in an individual Participant’s Award Agreement, a “Change in Control” shall mean the occurrence of any of the following events:

(a) Any transaction, whether effected directly or indirectly, resulting in any “person” or “group” (as those terms are defined in Sections 3(a)(9), 13(d), and 14(d) of the Exchange Act and the rules thereunder) having “beneficial ownership” (as determined pursuant to Rule 13d-3 under the Exchange Act) of the Voting Securities of the Company that represent greater than 35% of the Voting Power of the Company, other than: (1) any transaction or event resulting in the beneficial ownership of such Voting Securities by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company, (2) any transaction or event resulting in the beneficial ownership of such Voting Securities by the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company, or (3) any transaction or event resulting in the beneficial ownership of such Voting Securities pursuant to a transaction described in Section 9(c) below that would not be a Change in Control under Section 9(c);

(b) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the date hereof whose election by the Company’s stockholders, or nomination for election by the Board, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest with respect to the election or removal of Directors or other solicitation of proxies or consents by or on behalf of a person other than the Board;

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (i) a merger, consolidation, reorganization, or business combination, or (ii) a sale or other disposition of all or substantially all of the Company’s assets, or (iii) the acquisition of assets or stock of another entity, in each case, other than a transaction: (1) which results in the Company’s Voting Securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, greater than 50% of the Voting Power of the Successor Entity immediately after the transaction, and (2) after which no person or group beneficially owns Voting Securities representing greater than 50% of the Voting Power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 9(c)(2) as beneficially owning Voting Securities representing greater than 50% of the Voting Power of the Successor Entity solely as a result of the Voting Securities held in the Company prior to the consummation of the transaction; or

(d) The approval by the Company’s stockholders of a liquidation or dissolution of the Company.

For purposes of Section 9(a) above, the calculation of Voting Securities shall be made as if the date of the acquisition were a record date for a vote of the Company’s stockholders, and for purposes of Section 9(c) above, the calculation of Voting Securities shall be made as if the date of the consummation of the transaction were a record date for a vote of the Company’s stockholders.

10. Fractional Shares. The Company shall not be required to issue any fractional Common Shares pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

11. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit.

12. Foreign Employees. In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Affiliate or Subsidiary outside of the United States of America as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

13. Administration of the Plan.

(a) This Plan shall be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to a committee of the Board (or a subcommittee thereof), as constituted from time to time. To the extent of any such delegation, references in this Plan to the Board shall be deemed to be references to such committee or subcommittee.

(b) The interpretation and construction by the Board of any provision of this Plan or of any Award Agreement and any determination by the Board pursuant to any provision of this Plan or of any such Award Agreement shall be final and conclusive. No member of the Board shall be liable for any such action or determination made in good faith.

14. Conditions on Awards.

(a) No Option Right shall be cancelled and replaced with Awards having a lower Option Price. This Section 14(a) is intended to prohibit the repricing of “underwater” Option Rights and shall not be construed to prohibit the adjustments provided for in Section 8 of this Plan.

(b) The Board may permit Participants to elect to defer the issuance of Common Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Board also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

(c) In case of termination of employment by reason of death, disability or normal or early retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, the Board may, in its sole discretion, accelerate the time at which such Option Right may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or may waive any other limitation or requirement under any such Award.

(d) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision shall be null and void with respect to such Option Right. Such provision, however, shall remain in effect for other Option Rights and there shall be no further effect on any provision of this Plan.

(e) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or an Affiliate or Subsidiary, nor shall it interfere in any way with any right the Company or any Affiliate or Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

15. Amendment and Termination of Plan.

(a) The Board may from time to time and at any time amend or terminate the Plan in whole or in part; provided, however, that any amendment (i) which must be approved by the stockholders of the Company in order to comply with applicable law or the rules of the principal exchange on which the Common Shares are traded or quoted, or (ii) which would increase the benefits accruing to Participants, increase the aggregate number of Common Shares that may be issued under the Plan or materially modify the eligibility requirements for participating in the Plan, shall not be effective unless and until the stockholders of the Company have approved such amendment.

(b) Unless terminated in accordance with Section 15(a) above, this Plan shall expire on the tenth anniversary of the Effective Date (the “Expiration Date”). No grant shall be made under this Plan after the Expiration Date, but all grants made on or prior to such date shall continue in effect thereafter subject to the terms thereof and of this Plan.

16. Governing Law. The Plan and all grants and Awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

17. General Provisions.

(a) No Participant shall have any rights as a stockholder with respect to any Common Shares subject to Awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such Common Shares upon the stock records of the Company.

(b) All notices under this Plan shall be in writing, and if to the Company, shall be delivered to the Secretary of the Company or mailed to its principal office, 515 South Flower Street, Los Angeles, California 90071, addressed to the attention of the Secretary of the Company; and if to a Participant, shall be delivered personally or mailed to the Participant at the address appearing in the records of the Company or an Affiliate or Subsidiary. Such addresses may be changed at any time by written notice to the other party.

PROXY

THOMAS PROPERTIES GROUP, INC.

2007 ANNUAL MEETING OF STOCKHOLDERS

MAY 30, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, as record owner of the shares of Thomas Properties Group, Inc. (the “Company”) described below, hereby appoints Diana M. Laing and Robert D. Morgan, and each of them, as proxies of the undersigned with the full power of substitution, to represent and to attend the 2007 annual meeting of stockholders (the “2007 Annual Meeting”) to be held on Wednesday, May 30, 2007 10:00 a.m., local time, at the California Club in Los Angeles, California, or any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the notice of annual meeting of stockholders and of the accompanying proxy statement, each of which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS DIRECTED. IF THIS PROXY IS PROPERLY EXECUTED BUT NO DIRECTION IS GIVEN WITH RESPECT TO ANY PARTICULAR MATTER, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” EACH OF THE NOMINEES FOR DIRECTOR AND “FOR” THE OTHER PROPOSALS AS DESCRIBED IN THE PROXY STATEMENT AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(Continued and to be signed and dated on the reverse side)

FOLD AND DETACH HERE AND

READ THE REVERSE SIDE

Each proposal below has been proposed by the Company. The Board of Directors recommends a vote “FOR” each proposal listed below.

Please mark your votes like this    ☒

1.	ELECTION OF DIRECTORS FOR A ONE-YEAR TERM EXPIRING AT THE 2008 ANNUAL MEETING OF STOCKHOLDERS.

The following are the Company’s nominees for election as directors of the Company:

James A. Thomas

R. Bruce Andrews

Edward D. Fox

Winston H. Hickox

John L. Goolsby

Randall L. Scott

John R. Sischo

INSTRUCTIONS: Mark the applicable box below. To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list above.

FOR all nominees listed	FOR ALL EXCEPT as marked to the contrary	WITHHOLD AUTHORITY to vote for all nominees listed
☐	☐	☐

2.	APPROVAL OF THE AMENDMENT OF THE COMPANY’S 2004 EQUITY INCENTIVE PLAN (THE “PLAN”) TO INCREASE THE NUMBER OF SHARES OF OUR COMMON STOCK RESERVED FOR ISSUANCE OR TRANSFER UNDER THE PLAN FROM 2,011,906 SHARES TO A TOTAL OF 2,361,906 SHARES; TO ELIMINATE THE RESTRICTIONS ON THE AGGREGATE NUMBER OF SHARES THAT MAY BE ISSUED OR TRANSFERRED WITH RESPECT TO SPECIFIED AWARDS GRANTED UNDER THE PLAN; AND TO REMOVE THE REQUIREMENT THAT GRANTS OF RESTRICTED SHARES MUST BE SUBJECT TO A SUBSTANTIAL RISK OF FORFEITURE FOR AT LEAST TWO YEARS.

3.	RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDED DECEMBER 31, 2007.

INSTRUCTIONS: Mark the applicable box.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4.	TO CONSIDER AND ACT ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF IN THE DISCRETION OF THE PROXY HOLDER.

☐	CHECK HERE ONLY IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

IMPORTANT: Please DATE and SIGN this proxy where indicated below. Please sign exactly as name appears on the records of the Company. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian, officer of a corporation or other entity or in another representative capacity, please give the full title under signature(s).

Number of Shares of the Company’s Common Stock Owned:

Name(s) of Stockholder(s) of Record:

Signature:                                                                                                                             Dated:

Signature (if jointly held):                                                                                              Dated:

Name:                                                                                  Address:

Name (if jointly held):                                                                                 Address: